NOTICE AND PROXY STATEMENT


                              AFLAC INCORPORATED
                            WORLDWIDE HEADQUARTERS
                               1932 WYNNTON ROAD
                            COLUMBUS, GEORGIA 31999


                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, MAY 5, 1997


     The Annual Meeting of Shareholders of AFLAC Incorporated (the "Company") will be held on Monday, May 5, 1997, at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1. To elect seventeen Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2. To consider and act upon a proposal to amend Article IV of the Company's Articles of Incorporation, to increase the Company's authorized shares of $.10 par value Common Stock from 175,000,000 shares to 400,000,000 shares;

3. To consider and act upon the proposed AFLAC Incorporated 1997 Stock Option Plan;

4. To consider and act upon the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company. The Proxy Statement and the Company's Annual Report for the year ended December 31, 1996, are enclosed.

     The record date for the determination of shareholders entitled to vote at the meeting is February 25, 1997, and only shareholders of record at the close of business on that date will be entitled to vote at this meeting, and any adjournment thereof.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                         By order of the Board of Directors,

                                            /s/ Joey M. Loudermilk
                                         -----------------------------------
Columbus, Georgia                               Joey M. Loudermilk
March 10, 1997                                      Secretary

                              AFLAC INCORPORATED


                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MONDAY, MAY 5, 1997


                       SOLICITATION AND REVOCATION OF PROXY


     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of AFLAC Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held on Monday, May 5, 1997, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described in detail herein. The meeting will be held at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted FOR the election of all nominees named elsewhere in this Proxy Statement and FOR approval of each other proposal set forth in the Notice of Meeting. Any proxy may be revoked by the shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by signing a later-dated proxy. Shareholders who attend the meeting may revoke any proxy previously granted and vote in person.

     This Proxy Statement and the accompanying proxy are being mailed to the shareholders on or about March 14, 1997.


                            SOLICITATION OF PROXIES


     The cost of soliciting proxies will be paid by the Company. The Company will make arrangements with brokerage firms, custodians and other fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their mailing and related expenses. In addition to solicitation by mail, certain officers and other employees of the Company, who will receive no compensation for their services other than their regular compensation, may solicit proxies by telephone and by personal contacts. In addition, the Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $10,500, plus reimbursement of reasonable out-of-pocket expenses.


                           DESCRIPTION OF VOTING RIGHTS


     In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest, or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit appearing on the reverse side of their proxy. The Board of Directors reserves the right to require evidence to support the affidavit.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     Holders of record of Common Stock at the close of business on February 25, 1997, will be entitled to vote at the meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 137,010,021. According to the Company's records, this represents the following voting rights:

         111,633,495 Shares @   1 Vote Per Share  =  111,633,495 Votes
          25,376,526 Shares @  10 Votes Per Share =  253,765,260 Votes
         -----------                                 -----------
         137,010,021 Shares                 Total    365,398,755 Votes

     Shareholders with one vote per share shown above can rebut the presumption that they are entitled to only one vote as outlined in "Description of Voting Rights" above. If all of the outstanding shares were entitled to 10 votes per share, the total votes available would be 1,370,100,210. However, for the purposes of this Proxy Statement, it is assumed that the total votes available to be cast at the meeting will be 365,398,755.

     The holders of a majority of the voting rights entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of such business as shall come before the meeting. Directors are elected by an affirmative vote of a plurality of voting rights cast. In the case of the election of directors, under applicable Georgia law, in tabulating the vote, votes withheld will be disregarded and will have no effect on the outcome of the vote. Pursuant to Georgia law, the amendment to the Company's Articles of Incorporation must be adopted by the affirmative vote of a majority of the outstanding voting rights entitled to vote thereon. In determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.
Approval of all other matters to be considered at the meeting requires the affirmative vote of holders of a majority of the voting rights present in person or represented by proxy at the meeting. With respect to any such proposal, abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the proposal, and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the vote.

     No person, as of February 25, 1997, was the owner of record or, to the knowledge of the Company, beneficially owned 5% or more of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below:

                                                                     PERCENT
NAME AND                                                        PER-   OF
ADDRESS OF                                     AMOUNT OF        CENT  AVAIL-
BENEFICIAL               TITLE OF CLASS    BENEFICIAL OWNERSHIP  OF    ABLE
OWNER                     COMMON STOCK      SHARES      VOTES   CLASS  VOTES
----------               --------------    ---------- --------- ----- ------
Oppenheimer Group, Inc.* 1 Vote Per Share 17,895,990  17,895,990 13.1   4.9
Oppenheimer Tower
World Financial Center
New York, NY  10281

Daniel P. Amos**       10 Votes Per Share  1,907,350  19,073,500
1932 Wynnton Road       1 Vote Per Share     942,149     942,149
Columbus, GA 31999                         ---------  ----------
                                           2,849,499  20,015,649  2.1   5.3

    (*) This information is derived from Amendment No. 9 to Schedule 13G, dated February 4, 1997, filed with the Securities and Exchange Commission by Oppenheimer Group, Inc. Oppenheimer Group, Inc. filed the Schedule 13G as a parent holding company on behalf of itself, Oppenheimer & Co., L.P. (its parent company), certain of its subsidiaries and certain investment advisory clients and discretionary accounts of such subsidiaries. Oppenheimer Group, Inc. and Oppenheimer & Co., L.P. disclaim beneficial ownership of the shares listed above.

   (**) Includes options to purchase 1,283,407 shares (and 8,784,061 available votes) which are exercisable within 60 days.



                       SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth, as of February 25, 1997, the number of shares and percentage of outstanding Common Stock beneficially owned by certain of the executive officers named in the "Summary Compensation Table" below (the "Named Executive Officers"), and Directors and executive officers as a group. The beneficial ownership of directors and of the remaining Named Executive Officers is set forth below in the information provided for director nominees in "Election of Directors." The number of shares of Common Stock shown are those deemed "beneficially owned," as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has sole or shared voting power or investment power, and also any shares that the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination or power of revocation of a trust, discretionary account or similar arrangement.


                    Common Stock Beneficially Owned and
                      Approximate Percentage of Class
                         as of February 25, 1997


                                           Percent                  Percent
Name                          Shares (1)  of Shares      Votes(1)   of Votes
----                          ---------   ---------      --------   --------
Kriss Cloninger, III           191,689        .1          697,939      .2

Hidefumi Matsui                167,682        .1          796,359      .2

All Directors and executive
officers as a group
(33 persons)                 9,662,555       7.1       55,866,656    14.5


(1) Includes options to purchase shares (and available votes), which are exercisable within 60 days, for Kriss Cloninger, III, 191,250 (697,500); Hidefumi Matsui, 151,250 (725,000); and for all Directors and executive officers as a group, 3,716,036 (20,307,455).



                            1. ELECTION OF DIRECTORS


     The Company proposes that the following seventeen individuals be elected to the Board of Directors of the Company. The persons named in the following table have been nominated by the Nominating Committee of the Board of Directors for election as Directors and, if elected, are willing to serve as such until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is intended that the persons named in the accompanying proxy, or their substitutes, will vote for the election of these nominees (unless specifically instructed to the contrary). However, if any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and in consequence another nominee is designated, the persons named in the proxy, or their substitutes, will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. The Board of Directors has no reason to believe that any of the persons nominated will be unable or unwilling to serve.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE  ELECTION
               OF EACH OF THE BELOW-LISTED NOMINEES AS DIRECTORS

The following information is provided with respect to the nominees:
                                                                                SHARES OF
                                                                               COMMON STOCK               VOTING
                                                                               BENEFICIALLY               RIGHTS
                                                                                 OWNED ON    PERCENT      ON FEB-      PERCENT
                                                                       YEAR    FEBRUARY 25,  OF OUT-     RUARY 25,        OF
                                                                       FIRST      1997       STANDING      1997       AVAILABLE
NAME                     PRINCIPAL OCCUPATION (1)                AGE  ELECTED   (2) (3)       SHARES       (2)          VOTES
----                     ------------------------                ---  -------  ------------  --------    ---------    ---------
Paul S. Amos             Chairman, the Company and AFLAC**       70    1956       936,850       .7       7,488,517        2.0

Daniel P. Amos           Chief Executive Officer, the Company    45    1983     2,849,499      2.1      20,015,649        5.3
                         and AFLAC; President, the Company
                         and AFLAC; Director, Synovus
                         Financial Corp., Columbus, GA

J. Shelby Amos, II       Alabama/West Florida State Sales        44    1983       352,652       .3       3,060,500         .8
                         Coordinator, AFLAC

Michael H. Armacost      President, The Brookings Institution,   59    1994        12,450        *          12,450          *
                         Washington DC, since October 1995;
                         Professor, Asia/Pacific Research
                         Center, Stanford University, Stanford,
                         CA, from 1993 until September 1995;
                         U.S. Ambassador to Japan,
                         from 1989 until 1993

M. Delmar Edwards, M.D.  Vice President and Assistant to the     70    1990        44,175        *         315,300         .1
                         Chairman, Columbus Regional
                         Healthcare System, Inc., Columbus,
                         GA, since July 1993; Practicing
                         Physician, Columbus, GA, until July
                         1993; Director, First Union National
                         Bank of Georgia, Columbus, GA;
                         Trustee, Morehouse School of
                         Medicine, Atlanta, GA

George W. Ford, Jr.      Chairman of the Board, Progressive      73    1986         9,750        *          43,500          *
                         Funeral Home, Columbus, GA; Retired
                         Director, Columbus Bank & Trust
                         Company, Columbus, GA

Joe Frank Harris         Distinguished executive fellow,         61    1991        42,937        *         321,370         .1
                         Georgia State University,
                         Atlanta, GA, since December 1993;
                         Chairman of the Board, Harris
                         Georgia Corp., Cartersville, GA;
                         Director, Bankhead Enterprises, Inc.,
                         Atlanta, GA; Former Governor of the
                         State of Georgia

                                                                                SHARES OF
                                                                               COMMON STOCK               VOTING
                                                                               BENEFICIALLY               RIGHTS
                                                                                 OWNED ON    PERCENT      ON FEB-      PERCENT
                                                                       YEAR    FEBRUARY 25,  OF OUT-     RUARY 25,        OF
                                                                       FIRST      1997       STANDING      1997       AVAILABLE
NAME                     PRINCIPAL OCCUPATION (1)                AGE  ELECTED   (2) (3)       SHARES       (2)          VOTES
----                     ------------------------                ---  -------  ------------  --------   ----------    ---------

Elizabeth J. Hudson      Senior Vice President, Corporate        47    1990        41,830        *         310,300         .1
                         Communications, The Readers Digest
                         Association, Inc., since May 1996;
                         Executive Producer, NBC Productions,
                         from February 1993 until May 1996;
                         Senior Vice President, Corporate
                         Communications, NBC Inc., until
                         February 1993

Kenneth S. Janke, Sr.    President; Chief Executive Officer,     62    1989        44,161        *         204,811         .1
                         National Association of Investors
                         Corp., Madison Heights, MI; President
                         and Director, NAIC Growth Fund,
                         Madison Heights, MI

Charles B. Knapp         President, The University of Georgia,   50    1990        41,625        *         308,250         .1
                         Athens, GA; President elect,
                         Aspen Institute, Washington, DC

Hisao Kobayashi          Senior Adviser, The Dai-Ichi Kangyo     61    1994     1,884,000      1.4       1,884,000         .5
                         Bank Ltd., Tokyo, Japan; Chairman,
                         CIT Group Holdings Inc., Livingston,
                         NJ; Director, Nippon Light
                         Metal Co., Ltd., Tokyo

Yoshiki Otake            Chairman, AFLAC Japan, since January    57    1986       593,280       .4       4,323,528        1.2
                         1995; President, AFLAC Japan, until
                         December 1994; Vice Chairman, AFLAC
                         International, Inc.

E. Stephen Purdom        Executive Vice President, AFLAC,        49    1987       236,280       .2       1,303,050         .4
                         since October 1994; Medical Director,
                         Columbus Clinic, Columbus, GA, until
                         September 1994; Senior Vice President
                         and Medical Director, AFLAC, until
                         October 1994; Director, Trust
                         Company Bank, Columbus, GA

Barbara K. Rimer         Director, Cancer Control Research,      48    1995         6,200        *           6,200          *
                         Duke Comprehensive Cancer Center,
                         Durham, NC; Chair, National Cancer
                         Advisory Board

                                                                                SHARES OF
                                                                               COMMON STOCK               VOTING
                                                                               BENEFICIALLY               RIGHTS
                                                                                 OWNED ON    PERCENT      ON FEB-      PERCENT
                                                                       YEAR    FEBRUARY 25,  OF OUT-     RUARY 25,        OF
                                                                       FIRST      1997       STANDING      1997       AVAILABLE
NAME                     PRINCIPAL OCCUPATION (1)                AGE  ELECTED   (2) (3)       SHARES       (2)          VOTES
----                     ------------------------                ---  -------  ------------  --------    ---------    ---------

Henry C. Schwob          Owner, Schwob Realty Company,           69    1965       423,162       .3       3,771,927        1.0
                         Columbus, GA; Director, First Union
                         National Bank of Georgia, Columbus, GA

J. Kyle Spencer          President, Spencer Investment           70    1968       450,373       .3       4,394,830        1.2
                         Company, Columbus, GA; Director,
                         First Union National Bank of Georgia,
                         Columbus, GA; Retired Chairman of the
                         Board, Bank South N.A., Columbus, GA

Glenn Vaughn, Jr.        Retired Chairman of the Board,          67    1990        36,134        *         249,290         .1
                         Columbus Ledger-Enquirer,
                         Columbus, GA

(*)     Percent not listed if less than .1%
(**)    American Family Life Assurance Company of Columbus ("AFLAC") is a wholly owned subsidiary of the Company.


(1)     Unless specifically noted, the respective Director or nominee has held the occupation for at least five years.

(2)     Includes options to purchase shares (and available votes), which are exercisable within 60 days, for Paul S. Amos,
        184,581 (184,581); Daniel P. Amos, 1,283,407 (8,784,061); J. Shelby Amos, II, 12,000 (12,000); Michael H. Armacost,
        10,440 (10,440); M. Delmar Edwards, 40,125 (293,250); George W. Ford, Jr., 6,000 (6,000); Joe Frank Harris, 40,125
        (293,250); Elizabeth J. Hudson, 40,125 (293,250); Kenneth S. Janke, Sr., 12,000 (12,000); Charles B. Knapp, 40,125
        (293,250); Hisao Kobayashi, 9,000 (9,000); Yoshiki Otake, 394,883 (3,161,330); E. Stephen Purdom, 169,515 (682,650);
        Barbara K. Rimer 6,000 (6,000); Henry C. Schwob, 12,000 (12,000); J. Kyle Spencer, 87,000 (762,000); and Glenn
        Vaughn, Jr., 32,625 (218,250).

        Excludes options to purchase 3,000 shares (and 3,000 available votes), which will vest and be exercisable upon the reelection of the following Directors:  J. Shelby Amos, II, Michael H. Armacost, M. Delmar Edwards, George W.
        Ford, Jr., Joe Frank Harris, Elizabeth J. Hudson, Kenneth S. Janke, Sr., Charles B. Knapp, Hisao Kobayashi,
        Barbara K. Rimer, Henry C. Schwob, J. Kyle Spencer and Glenn Vaughn, Jr.

(3)     All stock is owned solely and directly by the nominee except as follows:

        Paul S. Amos, 107,418 shares owned by spouse; 10,023 shares owned by his minor grandchild with Mr. Amos as custodian;
        139,950 shares owned by trusts with Mr. Amos as trustee; and 2,250 shares owned by the Paul S. Amos Education
        Foundation.

        Daniel P. Amos, 60,882 shares owned by spouse; 683,423 shares owned by a partnership of which Mr. Amos is a partner;
        249,569 shares owned by trusts with Mr. Amos as trustee; 10,023 shares owned by his son as to which shares Mr. Amos disclaims beneficial ownership;110,354 shares owned by Daniel P. and Shannon Amos Foundation, Inc.; and 2,250 shares owned by the Paul S. Amos Education Foundation.  Does not include 4,938 shares owned by a trust with his wife as trustee of which Mr. Amos disclaims beneficial ownership.

        Shelby Amos, II, 120,777 shares owned by his minor children with Mr. Amos as trustee; and 12,214 shares owned by a corporation of which Mr. Amos is a controlling shareholder.

        Elizabeth J. Hudson, 1,705 shares owned jointly with spouse.

        Kenneth S. Janke, Sr., 11,275 shares owned by a trust with Mr. Janke as trustee; 2,828 shares owned by a trust with his wife as trustee; 14,100 shares owned by a partnership of which Mr. Janke is a partner; 3,750 shares owned by the NAIC
        Growth Fund of which Mr. Janke is President; and 208 shares owned by an investment club of which Mr. Janke is a member.

        Charles B. Knapp, 1,500 shares owned by spouse.

        Hisao Kobayashi, 1,875,000 shares owned by The Dai-Ichi Kangyo Bank, Ltd.; Mr. Kobayashi shares the power to vote these shares.

        Stephen Purdom, 5,625 shares owned jointly with spouse; and 2,550 shares owned by his minor child with Mr. Purdom as custodian.

        Barbara K. Rimer, 200 shares owned jointly with spouse.

        Henry C. Schwob, 28,147 shares owned by spouse; and 34,580 shares owned by his children with spouse as custodian.

        J. Kyle Spencer, 48,004 shares owned by spouse.

        Glenn Vaughn, Jr., 2,572 shares owned jointly with spouse; and 937 shares owned by spouse.



        Daniel P. Amos is the son of Paul S. Amos.  J. Shelby Amos, II is the nephew of Paul S. Amos.  Daniel P. Amos and
        J. Shelby Amos, II are cousins.  Kenneth S. Janke, Sr. is the father of Kenneth S. Janke Jr., an executive officer of the Company.  No other family relationships exist among any other executive officers or Directors.
















             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, executive officers, directors and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the Securities and Exchange Commission.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during the last fiscal year all Section 16 filing requirements applicable to its reporting persons were complied with, and the Company is not aware of any filing delinquencies from prior fiscal years, except as set forth below.

     Mr. Nobuo Kawamura failed to file on a timely basis one Form 4 relating to one transaction in the Company's Common Stock. Mr. Daniel P. Amos failed to file on a timely basis two Form 4 reports each relating to one transaction in the Company's Common Stock. Mr. J. Kyle Spencer failed to file on a timely basis five Form 4 reports each relating to one transaction in the Company's Common Stock. All such transactions have now been reported on Forms 5.

         BOARD AND COMMITTEE MEETINGS AND DIRECTORS COMPENSATION


     During 1996, the Board of Directors met five times, and all Directors attended more than 75% of the meetings of the Board and of the Board Committees on which they served.

The following Directors were members of the respective committees during the past year:


         AUDIT                COMPENSATION              NOMINATING

    J. Kyle Spencer         Gov. Joe Frank Harris     Paul S. Amos
    George W. Ford, Jr.     M. Delmar Edwards, M.D.   Daniel P. Amos
    Cesar E. Garcia         Cesar E. Garcia           J. Shelby Amos, II
    Elizabeth J. Hudson     Glenn Vaughn, Jr.         Kenneth S. Janke, Sr.
    Henry C. Schwob                                   Charles B. Knapp

     The Audit Committee, which met four times during 1996, is charged with the duties of assuring that proper guidelines are established for the dissemination of financial information; meeting periodically with, and reviewing recommendations of, the Company's independent and internal auditors; meeting periodically with management with respect to the Company's system of internal controls and accounting systems used by the Company; determining that no restrictions are placed on the scope of the examination of the financial statements by the independent auditors; reviewing consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. The Committee also recommends to the Board of Directors the appointment of the Company's principal independent auditors. At least annually, the Committee reviews the services performed and the fees charged by the independent auditors.

     The independent auditors have direct access to the Committee and may discuss any matters that arise in connection with their audits, the maintenance of internal controls and any other matters relating to the Company's financial affairs. The Committee may authorize the independent auditors to investigate any matters that the Committee deems appropriate and may present its recommendations and conclusions to the Board.

     The Nominating Committee met once during 1996 to recommend nominees for election as Directors at the Annual Meeting of Shareholders. The Committee will consider, as potential nominees, persons recommended by shareholders in accordance with the procedures set forth in the Company's By-Laws. The Company's By-Laws provide that a shareholder nominating persons for election to the Board, in general, must give notice thereof in writing to the Secretary of the Company not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

     Each Director of the Company receives $1,500 per month for service as such. A Director serving on one or more committees who is not an officer of the Company receives an additional $600 per month for that service ($200 if an officer). Each Director also receives $2,000 for attendance at each meeting of the Board of Directors. In addition, the chairmen of the Compensation and Audit Committees receive annually $10,000 and $12,000, respectively.

     During 1996, Mr. Henry C. Schwob received $48,237 for providing consulting services to AFLAC's Investment Committee.

     Directors who are not also employees of the Company or its subsidiaries have been granted non-qualified stock options pursuant to the Amended 1985 Stock Option Plan (the "1985 Plan"). The exercise price for the options is the fair market value of the Common Stock on the date of grant. In years prior to 1993, aggregate stock options, ranging from 15,000 to 40,000 per Director, were granted by the Directors' Stock Option Committee, which determined the value of each Director's continuing service to the Company based on experience gained from the number of years already served. The stock options granted prior to 1993 vest over a four-year period, contingent upon the shareholders re-electing the Director to the Board of Directors. Options vest in full upon the death or disability of the Director. The number of options that will vest upon each Director's re-election by the shareholders at the May 5, 1997, meeting are set forth in footnote 2 on page 6 of this Proxy Statement. In addition, pursuant to amendments to the 1985 Plan approved by shareholders at the 1994 annual meeting, each new non-employee Director, including any Advisory Director, will be granted an option to purchase 10,000 shares of Common Stock as of the earlier of the date such individual is appointed to the Board or the date of the first annual meeting of shareholders at which such Director is elected to the Board. Options granted to each non-employee Director will become exercisable in cumulative installments of 20% of the shares of Common Stock covered thereby as of the date of the grant, and an additional 20% as of each of the next four anniversaries of the date of the option grant to the extent the non-employee Director continues to be a Director as of that date, provided, however, that upon cessation of service by reason of retirement, a non-employee Director will become immediately vested in all outstanding options that have not yet expired. The exercise price of all shares of Common Stock subject to options granted to non-employee Directors will be 100% of the fair market value of such shares as of the date of grant.

     The Company maintains a retirement plan for non-employee directors who have attained age 55 and completed at least five years of service as a non-employee director. The annual benefit paid to a non-employee director upon retirement (or to his or her spouse in the event of death prior to retirement or prior to completion of payments under the plan) is equal to the director's compensation in the twelve months preceding retirement, including retainer and regular Board member fees, but excluding committee fees, paid for a period of time equal to the number of completed years served as a non-employee director.


                      COMPENSATION COMMITTEE REPORT


     This report on the compensation policies, components and decisions of the Company for 1996 with respect to the Company's executive officers is presented by the Compensation Committee of the Company, which was made up of three members, consisting of Governor Joe Frank Harris, Chairman of the Compensation Committee, Mr. Glenn Vaughn Jr., and Dr. M. Delmar Edwards.
All such members of the Compensation Committee are outside Directors as defined by ("Section 162 (m)") of the Internal Revenue Code of 1986 (the "Code"). The function of the Compensation Committee is to approve current compensation arrangements for executive officers of the Company who are also members of the Board of Directors, including among the executive officers named in the accompanying compensation tables, Messrs. Daniel P. Amos, Paul
S. Amos and Yoshiki Otake. The Compensation Committee determines all aspects of compensation for executive officers who are members of the Board with respect to stock options, and under the Company's Management Incentive Plan with respect to executive officers (as defined therein and including the Named Executive Officers). Other compensation decisions for executive officers are made by the Chief Executive Officer, Mr. Daniel P. Amos. The Compensation Committee met a total of four times over the past fiscal year.


                       COMPENSATION POLICIES AND GOALS


     The Company's goal is to retain, motivate and reward management of the Company through its compensation policies and awards, while aligning their interests more closely with that of the Company and its shareholders. With respect to the retention of management, the Company seeks to attract and retain the highest caliber of management by offering, in addition to other intangible non-monetary benefits, total compensation that is comparable to that offered by its competitors. The Company believes that it is also important to provide compensation components that accrue to the benefit of, and provide security to, its management over the long term, such as pension benefits, to promote the retention of management. To align the interest of management more closely with that of the Company and to motivate and reward individual initiative and effort, the Company seeks to promote performance-based compensation so that contribution to the Company as a whole, as well as the attainment of individual performance goals, is rewarded. Through the use of performance-based plans that reward attainment of division or Company goals, the Company seeks to foster an attitude of teamwork, and the use of tools like equity ownership is important to ensure that the efforts of management are consistent with the objectives of shareholders. Through the use of stock options, the Company seeks to promote increased equity ownership by management in the Company.


                            COMPENSATION COMPONENTS


     At present, the compensation of the executive officers of the Company consists of a combination of salary, incentive bonuses, stock options, contributions to or accruals for benefit plans, and participation in various other plans, such as the Company's 401(k) plan, as well as medical and other personal benefits typically offered to executives at large corporations.

     SALARIES. In 1996, salaries for executive officers generally were increased at an average rate of 4.5% to reflect both a cost-of-living increase and to recognize the Company's favorable performance in fiscal 1995. With respect to Mr. Daniel P. Amos, a reduction of his salary to $995,000 was made, despite a 1996 report (the "Hewitt Report") prepared for purposes of compensation evaluation by Hewitt Associates LLC ("Hewitt Associates") which compared the Company with a group of 12 other insurance companies in the areas of annualized growth rate in assets and revenues, return on assets, return on equity, and total shareholder return, and found that the Company consistently outperformed the group in four of these five areas. These insurance companies were identified by the Committee as appropriate to compare to the Company from a business standpoint and for executive talent (this group included each of the companies that constitute the S&P Life Insurance Index, which is one of the indices used in the Company's "Stock Performance Graph" (see page 13), but also includes a broader group of companies viewed by the Company as its most direct competitors, as deemed appropriate for comparative compensation purposes). Despite the superior comparative performance of the Company, the decision was made to reduce Mr. Daniel P. Amos' salary to reflect a greater emphasis on long-term equity compensation in his overall compensation and because of the deductibility considerations under Section 162(m). The salary for Mr. Paul S. Amos was increased by 4.5% in 1996 based in part on a provision in his employment agreement providing that he is to receive salary increases comparable to those received by other senior executive officers, financial results of the Company (excluding the effects of currency fluctuations) and stock price performance of the Company over the prior fiscal year, and projected 1996 salary increases of 4.4% for insurance industry executives as reported in Hewitt Associates' 1995-1996 Salary Increase Survey Report. Given that Mr. Paul S. Amos is relatively near to retirement age, the Compensation Committee determined that a salary increase in his case was appropriate, despite the deductibility considerations of Section 162(m), rather than an option grant or the use of other long-term compensation.

     BONUSES. Under the Company's Management Incentive Plan, cash bonuses in an amount equal to 15% to 70% of salary, for 1996, with respect to the Company and subsidiaries' executive officers generally, and with respect to Messrs. Daniel P. Amos and Paul S. Amos pursuant to their employment agreements, are paid on the basis of the attainment of target annual performance goals for the Company and, generally speaking, personal goals. None of the Named Executive Officers, however, have personal goals. In the event that maximum performance goals are achieved, Messrs. Daniel P. Amos and Paul S. Amos may earn up to 105% of salary and other Named Executive Officers may earn up to 90% of salary. The establishment of the percentage of salary that such bonus may constitute upon the attainment of target goals for Messrs. Daniel P. Amos and Paul S. Amos was based on the recognition by the Compensation Committee that the bonus goals are set very aggressively, that such performance-based compensation should account for a substantial proportion of the total compensation for these top two executives of the Company, and with respect to Mr. Daniel P. Amos, that a reduction was made in his salary in order to increase the proportion of his compensation based on performance of the Company.

     The performance goals are established on the basis of recommendations by management, and the awards, if attained, are paid in the following year. With respect to 1996, the Compensation Committee established Company performance goals for executive officers, including the Chief Executive Officer, based on, among other things, earnings per share, increases in premiums, increases in new sales, specified operating expense controls, pretax operating earnings, and, in the case of most executive officers other than the Named Executive Officers, personal goals. (In connection with compliance with Section 162(m), the Compensation Committee deemed it appropriate that the bonus components of the Named Executive Officers were based on objective Company performance goals rather than more subjective personal goals.) With respect to Messrs. Daniel P. Amos and Paul S. Amos, 50% of the target award was attributed to the earnings-per-share goal, while the other Company performance goals accounted for 50% of the total possible award in 5% to 15% increments. With respect to the other executive officers, 10% to 50% of the target award was attributed to the earnings-per-share goal, while the other Company performance goals each accounted for 5% to 20% of the total possible award, generally up to 90%. Generally, personal goals constituted the remainder of the performance award for the other executive officers. With respect to each Company performance goal, a minimum, target and maximum performance level is specified, the attainment of which determines the amount paid with respect to each performance goal. The bonus percentage is decreased or increased to the extent the Company performance levels meet the minimum levels or exceed target levels as the case may be, up to the maximum performance levels. Performance levels with respect to personal goals are not considered for purposes of this percentage adjustment. Personal goals may be achieved in whole or in part with an appropriate payment adjustment to reflect partial achievement; however, no additional payments are made if such goals are exceeded. Payment on attainment of any particular performance goal may occur independently of (i.e., is not contingent upon) attainment of any other performance goal.
For the year ended December 31, 1996, all of the Named Executive Officers achieved bonus levels over the target bonus levels but slightly below maximum bonus levels.

     OTHER BENEFITS AND ACTIONS. The Company maintains (i) its Amended 1985 Stock Option Plan (the "1985 Plan") pursuant to which officers and other employees are granted options to purchase Company stock; (ii) its Retirement Plan for Senior Officers (the "Retirement Plan"), which provides lifetime retirement and medical benefits to plan participants, and (iii) its Supplemental Executive Retirement Plan (the "Supplemental Plan") for certain key executives of the Company and certain subsidiaries who do not participate in the Retirement Plan, which provides for certain pension benefits in the event of termination (other than for cause), upon death, after age 55 or in certain change-in-control situations. Certain of the Named Executive Officers are participants in the Retirement Plan or in the Supplemental Plan, but not both. The executive officers of the Company may also participate in the nondiscriminatory AFLAC Incorporated 401(k) Retirement Plan and a noncontributory defined benefit pension plan covering substantially all employees.

     In 1996, Mr. Daniel P. Amos received a grant of options exercisable for 300,000 shares at fair market value as part of the Compensation Committee's decision to shift a greater portion of his compensation to long-term stock-based compensation with consideration of the Compensation Committee's decision to reduce Mr. Daniel P. Amos' salary and the fact that option grants were not made to Mr. Daniel P. Amos in 1995 and 1994 (historically, grants to Mr. Daniel P. Amos have occurred only every three years). Messrs. Yoshiki Otake, Kriss Cloninger, III and Hidefumi Matsui received options exercisable for 37,500, 67,501 and 37,500 shares, respectively, at fair market value. These grants implemented the Company's policy of granting options to its Named Executive Officers every third year as an element of performance-based compensation. In the case of Yoshiki Otake and Hidefumi Matsui, these option grants are also intended to address the effect of profit repatriation from Japan on bonuses awarded to Japan-based Named Executive Officers pursuant to the Management Incentive Plan. The Compensation Committee also decided to add a definition of "retirement" under the 1985 Plan, to avoid ambiguity in the administration of the 1985 Plan. With the exception of the foregoing, no decisions with respect to any of the 1985 Plan, the Supplemental Plan and the Retirement Plan were made by the Compensation Committee in 1996. The Compensation Committee believes that the executive compensation policies serve the best interests of the shareholders and the Company. The bonus and stock option components of compensation for Company executives are intended to be directly related to and commensurate with Company performance.

     In connection with making decisions with respect to executive compensation, the Compensation Committee will take into account, as one of the factors which it considers, the provisions of Section 162(m), which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. The Compensation Committee may (and, as described above, has), however, determine to authorize compensation arrangements that exceed the $1,000,000 deductibility cap imposed by Section 162(m). In this connection, the 1985 Plan and the Management Incentive Plan (as well as the AFLAC Incorporated 1997 Stock Option Plan which shareholders are being asked to approve, as further described in "3. Proposal to Approve the AFLAC Incorporated 1997 Stock Option Plan" below) presently conform to the requirements of Section 162(m) so that stock option grants and Management Incentive Plan awards are performance based and not subject to the deduction limitation contained in
Section 162(m).


                          Compensation Committee

                    Governor Joe Frank Harris - Chairman
                             M. Delmar Edwards
                             Glenn Vaughn, Jr.

                                  ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                                                          OTHER      RESTRICTED
                                                          ANNUAL        STOCK                   LTIP       ALL OTHER
NAME AND                                                COMPENSATION   AWARD(S)                 PAYOUTS  COMPENSATION
PRINCIPAL POSITION      YEAR    SALARY($)  BONUS($)(1)    ($) (2)        ($)      OPTIONS(#)     ($)        ($)(3)
------------------      ----    ---------  -----------  ------------ ----------   ---------     -------  ------------
Daniel P. Amos          1996   1,056,963   1,044,216        -0-           -0-      300,000       -0-         6,131
President and CEO       1995   1,026,210     757,631        -0-           -0-        -0-         -0-         5,456
                        1994     980,862     744,958        -0-           -0-        -0-         -0-         6,666

Paul S. Amos            1996   1,159,841   l,135,765        -0-           -0-        -0-         -0-        24,804
Chairman                1995   1,095,984     828,709        -0-           -0-        -0-         -0-        15,840
                        1994   1,047,539     815,131       86,442         -0-        -0-         -0-        16,467

Yoshiki Otake           1996     720,149     370,938        -0-           -0-       37,500       -0-        26,312
Chairman,               1995     793,408     291,471        -0-           -0-        -0-         -0-        29,936
AFLAC Japan             1994     667,808     296,452        -0-           -0-        -0-         -0-        10,012

Kriss Cloninger, III    1996     406,887     410,200        -0-           -0-       67,501       -0-         6,066
Exec. Vice President    1995     377,054     208,534        -0-           -0-        -0-         -0-         6,066
and CFO                 1994     350,801     203,206        -0-           -0-        -0-         -0-         6,990

Hidefumi Matsui         1996     377,113     278,052        -0-           -0-       37,500       -0-        14,797
President,              1995     415,314     226,941        -0-           -0-        -0-         -0-        16,311
AFLAC Japan             1994     363,974     161,575        -0-           -0-        -0-         -0-         5,787


(1)   Includes cash bonuses paid in 1995, 1996 and 1997 under the Management Incentive Plan for services rendered during
      1994, 1995 and 1996 and other cash bonus payments.

(2)   Includes medical expenses of $45,063 and payments for tax services of $27,000 for Mr. Paul S. Amos.  No other
      Named Executive Officer received benefits in the aggregate in excess of $50,000.

(3)   Includes premiums paid in 1996 for term life insurance in the amount of $1,631, $20,304, $26,312, $1,566, and
      $14,797 for Mr. Daniel P. Amos, Mr. Paul S. Amos, Mr. Yoshiki Otake, Mr. Kriss Cloninger, III and Mr. Hidefumi
      Matsui, respectively, and Company-matching contributions to the 401(k) retirement plan in the amount of $4,500 for each of Mr. Daniel P. Amos, Mr. Paul S. Amos and Mr. Kriss Cloninger, III.  Includes premiums paid in 1995 for term life insurance in the amount of $956, $11,340, $29,936, $1,566, and $16,311 for Mr. Daniel P. Amos, Mr. Paul
      S. Amos, Mr. Yoshiki Otake, Mr. Kriss Cloninger, III and Mr. Hidefumi Matsui, respectively, and Company-matching contributions to the 401(k) retirement plan in the amount of $4,500 for each of Mr. Daniel P. Amos, Mr. Paul S.
      Amos and Mr. Kriss Cloninger, III.  Includes premiums paid in 1994 for term life insurance in the amount of
      $2,169, $11,970, $10,012, $2,493, and $5,787 for Mr. Daniel P. Amos, Mr. Paul S. Amos, Mr. Yoshiki Otake, Mr.
      Kriss Cloninger, III and Mr. Hidefumi Matsui, respectively, and Company-matching contributions to the 401(k)
      retirement plan in the amount of $4,497 for each of Mr. Daniel P. Amos, Mr. Paul S. Amos and Mr. Kriss Cloninger,
      III.

                           STOCK PERFORMANCE GRAPH


     The following graph compares the five-year performance of the Company's Common Stock to the Dow Jones Industrial Average (Dow Jones) and the Standard & Poor's Life Insurance Index (S&P Life). The Standard & Poor's Life Insurance Index includes: Aetna, Inc., Providian Corp., Jefferson-Pilot Corp., Lincoln National Corp., Torchmark Corp., UNUM Corp. and USLIFE Corp. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1991, and that all dividends were reinvested.













(Stock Performance graph inserted here.)

















                         Performance Graph Index
                               DECEMBER 31


                      1991      1992      1993      1994      1995      1996
                      ----      ----      ----      ----      ----      ----

AFLAC INCORPORATED     100       113       119       135       186       277

DOW JONES              100       107       126       132       181       232

S&P LIFE               100       134       136       113       162       198

(All performance data provided by Research Holdings,Ltd. San Francisco, CA
94107)

                     RETIREMENT PLANS FOR KEY EXECUTIVES


     Participants in the Retirement Plan for Senior Officers receive full compensation for the first 12 months after retirement. Thereafter, the participants may elect to receive annual lifetime retirement benefits equal to 60% of their final compensation, or 54% of such compensation with 1/2 of such amount to be paid to their spouses for a specified period after death of the participant. Final compensation is deemed to be the higher of (i) the compensation paid during the last 12 months of active employment with the Company, or (ii) the highest compensation received in any calendar year of the last three years preceding the date of retirement. Compensation under this plan is defined to be base salary plus bonus. All benefits are subject to annual cost-of-living increases as the Compensation Committee may approve. Retired participants and their spouses are also entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the plan are not subject to Social Security or defined benefit pension plan offsets.

     Generally, no benefits are payable until the participant accumulates 10 years credited service at age 60 or 20 years credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than 20 years credited service.

     Mr. Daniel P. Amos and Mr. Paul S. Amos are covered by this plan. AFLAC has entered into a similar agreement with Mr. Yoshiki Otake. Mr. Daniel P. Amos, Mr. Paul S. Amos and Mr. Yoshiki Otake have 23, 42 and 22 years, respectively, of credited service.


                  RETIREMENT PLAN FOR SENIOR OFFICERS TABLE

                            YEARS OF SERVICE
                            ($ in thousands)

 COMPENSATION           20             25             30             35
 ------------          ----           ----           ----           ----
   $  500            $  300         $  300         $  300         $  300
      750               450            450            450            450
    1,000               600            600            600            600
    1,250               750            750            750            750
    1,500               900            900            900            900
    1,750             1,050          1,050          1,050          1,050
    2,000             1,200          1,200          1,200          1,200
    2,250             1,350          1,350          1,350          1,350
    2,500             1,500          1,500          1,500          1,500

     The Company maintains a Supplemental Executive Retirement Plan for certain key executives of the Company and its subsidiaries who do not participate in the Retirement Plan for Senior Officers. Participation in the Supplemental Executive Retirement Plan is limited to key employees of the Company (and its subsidiaries) designated by the Board of Directors of the Company from time to time. On August 11, 1992, the plan was amended to require 15 years of service in order for a participant to be qualified under the plan, provided that said requirement not affect those individuals who were participating in the plan prior to this amendment. Under the plan, participants who terminate their employment for any reason other than "cause" or death (i) between the ages of 55 and 65, are entitled to an annual pension that, when combined with the retirement income payable under the Company's Defined Benefit Pension Plan (assuming benefits thereunder are paid as a single life annuity), will equal 50% of their final pay, or (ii) at the age of 65 or older, are entitled to an annual pension that, when combined with the retirement income payable under the Company's Defined Benefit Pension Plan (assuming benefits thereunder are paid as a single life annuity), will equal 65% of their final pay. For purposes of the Supplemental Executive Retirement Plan, final pay means the highest annual base salary paid to a participant during any calendar year in the three-calendar-year period preceding the participant's termination of employment.

     Benefits are generally payable in the form of an annuity for the life of the participant. However, a participant may elect a joint and survivor annuity pursuant to which he or she will receive reduced benefits during his or her lifetime and, after his or her death, his or her surviving spouse will receive a monthly benefit equal to 50% of the amount that had been paid to the participant. No benefits are payable to a participant whose employment is terminated before age 55 except for certain terminations following a "change in control." If a participant dies after age 55 but before benefits are paid under the plan, his or her spouse will receive a death benefit equal to 50% of the benefits that the participant would have been entitled to receive had he or she retired on the day preceding the date of his or her death. If a participant's employment is terminated for "cause," he or she immediately forfeits all rights and entitlements under the plan. The benefits payable under the plan are not subject to Social Security offset; benefits are subject to offset for amounts paid under the Company's Defined Benefit Pension Plan. See "Employment Agreements and Termination of Employment Arrangements" for additional information regarding the Supplemental Executive Retirement Plan.

     Kriss Cloninger, III participates in the Supplemental Executive Retirement Plan. The estimated annual benefit payable upon a retirement age of 55 for Mr. Cloninger is $271,210.

     For retirement benefits to Mr. Hidefumi Matsui, see "Employment Agreements and Termination of Employment Arrangements" below.

                         DEFINED BENEFIT PENSION PLAN

     The Company has a noncontributory defined benefit pension plan covering substantially all U.S. employees who satisfy the eligibility requirements. Benefits are calculated in accordance with the following formula: l% of average monthly compensation times years of credited service not in excess of 25 years, plus .5% of average monthly compensation times years of credited service in excess of 25 years. Participants are eligible to receive normal retirement benefits upon attaining their normal retirement age of 65. Participants with 15 years of credited service are eligible to receive reduced normal retirement benefits upon reaching their early retirement age of 55. After attaining the early retirement age of 55, a participant can be eligible for full normal retirement benefits when the participant's years of credited service plus attained age equals or exceeds
85. For purposes of the plan, average monthly compensation is deemed to be the participant's highest average compensation during any five consecutive years of service within the 10 consecutive plan years of service immediately preceding retirement. Compensation generally means salaries and annual incentive bonuses. The benefits payable under the plan as amended are not subject to adjustment for Social Security benefits or other offsets. The benefits payable under the plan may be paid monthly over the life of the participant (with joint and survivor options available at reduced rates). The maximum retirement benefit is limited in accordance with section 415 of the Code to $120,000 for 1996. The maximum compensation that may be taken into account in the calculation of retirement benefits is limited in accordance with section 401(a) (17) of the Code to $150,000 for 1996. These limitation amounts for future years will be indexed for cost-of-living adjustments, but only increase when a new $5,000 increment is reached. The following table reflects annual benefits as determined by the above formula.



                   DEFINED BENEFIT PENSION PLAN TABLE

                               YEARS OF SERVICE


COMPENSATION             15            20         25         30          35
------------            ----          ----       ----       ----        ----
   $25,000           $ 3,750       $ 5,000    $ 6,250    $ 6,875     $ 7,500
    50,000             7,500        10,000     12,500     13,750      15,000
    75,000            11,250        15,000     18,750     20,625      22,500
   100,000            15,000        20,000     25,000     27,500      30,000
   125,000            18,750        25,000     31,250     34,375      37,500
   150,000            22,500        30,000     37,500     41,250      45,000


     Mr. Daniel P. Amos and Mr. Kriss Cloninger, III have 23 years and 5 years, respectively, of credited service in the plan.

     Messrs. Otake and Matsui have waived their rights to participate in the Company's retirement or pension plans. See "Employment Agreements and Termination of Employment Arrangements."

                                       OPTION GRANTS IN 1996
                                                                                  Potential Realizable Value
                                                                                    at Assumed Annual Rates
                                                                                  of Stock Price Appreciation
                       Individual Grants(1)                                           for Option Term(2)
________________________________________________________________________    ________________________________________
                         Number of    % of Total                                        IF STOCK          IF STOCK
                         Securities     Options                Grant                       AT                AT
                         Underlying    Granted to              Date                      $67.70            $107.80
                          Options      Employees    Exercise   Market
                         Granted       in Fiscal     Price     Price     Expiration
Name                      (#)             Year       ($/Sh)    ($/Sh)       Date          5%($)             10%($)
--------------          -----------   ----------   ---------  ---------  ----------  -------------   --------------
STOCK APPRECIATION           N/A           N/A         N/A       N/A         N/A     3,581,000,000    9,076,000,000
FOR ALL SHAREHOLDERS (3)
Daniel P. Amos, CEO        300,000        16.5       33.9375   33.9375     8-13-06       6,402,933       16,226,290
Yoshiki Otake               37,500         2.1       31.6667   31.6667     2-13-06         746,813        l,892,571
Kriss Cloninger, III        67,501         3.7       31.6667   31.6667     2-13-06       1,344,284        3,406,679
Hidefumi Matsui             37,500         2.1       31.6667   31.6667     2-13-06         746,813        1,892,571

(1)  All option grants shown above vest 1/3 at each of the first three anniversaries of the option grant date.

(2)  The annual rates of stock price appreciation(shown at the assumed rates of 5% and 10% for the option term of 10 years), as required by the Securities and Exchange Commission, are compounded annually and therefore are shown at the compound appreciation rates of 63% and 159%, respectively.

(3)  For "Stock Appreciation For All Shareholders," the potential realizable value is calculated based on $41.56, the average market price of a share of Common Stock on February 25, 1997, and the number of shares outstanding on that date.

                                              AGGREGATED OPTION EXERCISES IN 1996
                                            AND OPTION VALUES AS OF DECEMBER 31, 1996
                                                                 Number of Securities           Value of Unexercised
                                                                Underlying Unexercised              In-the-Money
                                                                      Options at                     Options at
                             Shares                                  12-31-96(#)                     12-31-96($)
                            Acquired            Value
Name                      on Exercise(#)     Realized ($)     Exercisable  Unexercisable     Exercisable  Unexercisable
----                      --------------     ------------     -----------  -------------     -----------  -------------
Daniel P. Amos, CEO          194,000         6,157,875        1,283,407       300,000        39,742,690    2,643,750
Paul S. Amos                 224,319         6,327,658          225,001         -0-           5,381,281        -0-
Yoshiki Otake                  -0-               -0-            382,383        37,500        12,730,439      415,624
Kriss Cloninger, III           -0-               -0-            168,751        67,501         4,251,590      748,134
Hidefumi Matsui                3,000            66,900          138,750        37,500         3,786,765      415,624

       EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS


     On August 1, 1993, the Company entered into an employment agreement with Mr. Daniel P. Amos. This agreement replaced a prior employment agreement with Mr. Amos that expired on July 31, 1993. The new agreement provided for a three-year term commencing August 1, 1993, with automatic extensions of one-year periods to the term of the agreement occurring on an annual basis beginning August 1, 1994, unless written notice of termination is given prior to such annual extensions. Pursuant to the agreement as currently in effect, Mr. Amos is entitled to receive an annual base salary of $995,000 subject to annual increases in the same general proportion as provided to other senior executive officers of the Company.

     The agreement provides that Mr. Amos (referred to hereafter as the "Executive") will continue to participate in the Company's Management Incentive Plan, the Retirement Plan for Senior Officers and the 1985 Plan, and will participate in all other fringe benefit plans applicable to employees generally or provided to senior executives of the Company. The Executive may receive other benefits as determined from time to time by the Compensation Committee.

     Pursuant to the agreement, the Company remains obligated to continue compensation and benefits to the Executive for the scheduled term of the agreement if the employment of the Executive is terminated by the Company without "good cause." If the Executive's employment is terminated by the Company for "good cause," or by the Executive without "good reason," the Company is generally obligated to pay compensation and benefits only to the date of termination (except that the Executive is entitled to benefits under the Retirement Plan for Senior Officers if the termination is not for "good cause"). "Good cause" generally means (i) the willful failure by the Executive to substantially perform his management duties for more than 60 days, (ii) intentional conduct by the Executive causing substantial injury to the Company, or (iii) the conviction or plea of guilty by the Executive of a felony crime involving moral turpitude. "Good reason" is defined to include a breach of the agreement, a diminution or change in the Executive's title, duties or authority, or a relocation of the Company's principal offices. Upon voluntary termination without "good reason" or termination by the Company for "good cause," the Executive is prohibited for a two-year period from directly or indirectly competing with the Company.

     The agreement provides that compensation and benefits continue for certain specified periods in the event that the Executive becomes totally disabled. Upon death of the Executive, his estate is to be paid an amount, payable over a three-year period, equal to the Executive's base salary and any bonus actually paid during the last three years of his life.

     Upon a "change in control" of the Company, the agreement is extended for an additional three-year period. If, following a change in control, the Executive's employment with the Company is terminated by the Company without "good cause," or by the Executive for "good reason," the Company must pay to the Executive, among other payments but in lieu of any further salary payments subsequent to the date of termination, a lump-sum severance payment equal to three times the sum of the Executive's base salary and bonus under the Management Incentive Plan (as paid during periods specified in the agreement).

     A "change in control" is generally deemed to occur when: (i) a person or group acquires beneficial ownership of 30% or more of the Common Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board; or (iii) the shareholders approve a liquidation or sale of substantially all of the assets of the Company or certain mergers or consolidation of the Company.

     On August 1, 1995, the Company entered into an employment agreement with Mr. Paul S. Amos. This agreement provides for a three-year term commencing August 1, 1995, with automatic extensions of one-year periods to the term of the agreement occurring on an annual basis beginning August 1, 1996, unless written notice of termination is given prior to such annual extensions. Pursuant to the agreement as currently in effect, Mr. Amos is entitled to receive an annual base salary of $1,140,079 subject to annual increases in the same general proportion as provided to other senior executive officers of the Company.

     Pursuant to an employment agreement between the Company and Mr. Kriss Cloninger, III, as amended, Mr. Cloninger is employed as Chief Financial Officer of the Company. The term of the agreement is subject to automatic two-year extensions on an annual basis beginning March 16, 1994, unless written notice that such extension will not occur is given prior to such annual date by either party. Mr. Cloninger is entitled to a base salary per year of $425,000, which shall be increased annually during the term of the agreement and any extensions thereof, as determined by the Company's CEO. The Company shall also pay Mr. Cloninger, as performance bonus compensation, an amount each year under the Company's Management Incentive Plan with a target level based on at least 60% of base salary.

     Mr. Cloninger will be eligible to participate in all fringe benefit programs applicable to employees generally, and shall receive such other "fringe" or employee benefits (including awards of stock options) as are provided to key executive employees of the Company and that are appropriate to his responsibilities as Chief Financial Officer.

     Other material terms of Mr. Cloninger's and Mr. Paul S. Amos' employment agreements relating to termination, disability, death and changes in control of the Company are substantially similar to such provisions in Mr. Daniel P. Amos' employment agreement, as described above.

     The Company maintains a Supplemental Executive Retirement Plan for certain key executives of the Company and its subsidiaries who do not participate in the Retirement Plan for Senior Officers. Mr. Kriss
Cloninger, III is a participant in the Plan.   Under the plan, as amended,
in the event that a participant's employment with the Company is terminated within two years of a "change in control" of the Company other than for death, disability or cause, or a participant terminates his employment during such period for "good reason," the participant becomes 100% vested in his retirement benefits and is entitled to receive a lump-sum amount equal to the greater of: (i) the present value of the retirement benefit, which
(a) he is entitled to receive upon the date of such termination, or (b) he would have received had he remained in the employ of the Company until he attained age 55 (for participants who had not yet attained age 55 as of the date of termination); and (ii) three times the participant's final pay (as defined). A "change in control" shall generally occur under the same circumstances described as a "change in control" in Mr. Daniel P. Amos' employment agreement. "Cause" shall mean generally: (i) the participant's willful failure to substantially perform his duties with the Company (other than that resulting from illness or after a participant gives notice of termination of employment for "good reason") after a written demand for substantial performance is delivered to the participant by the Board, or
(ii) the willful engaging by the participant in materially injurious conduct to the Company. "Good reason" is defined to include various adverse changes in employment status, duties and/or compensation and benefits following a "change in control." Benefits may be reduced to the extent that they are not deductible by the Company for income tax purposes.

     Pursuant to an employment agreement between AFLAC and Mr. Yoshiki Otake, Mr. Otake is to serve as Chairman of AFLAC Japan (or, upon his removal, the position of a senior officer of AFLAC Japan) through 2004, subject to annual renewals thereafter by the mutual consent of the parties. He shall receive compensation in 1997 of 79,054,500 yen and shall be eligible for a short-term management incentive bonus with a target amount of at least 35% of the base salary. Pursuant to the agreement, Mr. Otake shall be considered for salary increases in the same manner and time as the senior executive officers of AFLAC. Mr. Otake shall participate in the Company's stock option plan in the same manner as most AFLAC senior officers and directors.

     Under the agreement, Mr. Otake is eligible for full retirement benefits at age 65 and may take voluntary early retirement with reduced benefits upon the approval of AFLAC. Mr. Otake is entitled to full retirement benefits upon total and permanent disability prior to age 65. His full retirement benefits (which are subject to annual adjustment for cost-of-living increases proportionate to those granted to Senior Officers of AFLAC Japan) consist of a choice between (i) 60% of the higher of his total compensation (defined under this agreement as base salary and bonus) for the last 12 months of employment, or the highest total compensation received in any calendar year during the agreement term, during the remainder of Mr. Otake's life, or (ii) 54% of such compensation, paid to Mr. Otake during the remainder of his life, with 1/2 of such amount to be paid to his spouse for a specified period of time after his death. After retirement, Mr. Otake and his spouse shall receive medical benefits for the remainder of their lives. After 1995 and until Mr. Otake reaches 65, where mutual consent to renew the agreement is not obtained but where Mr. Otake remains mentally and physically sound, he shall be allowed to continue his employment with such stature as deemed appropriate by AFLAC with a starting salary equivalent to
70% of his last salary, subject to annual cost-of-living increases.   Mr.
Otake has agreed not to engage in any activity competitive with AFLAC while any benefits (including retirement benefits) are being paid to him by AFLAC. In consideration of the benefits contained in his agreement, Mr. Otake has waived any rights to participate in any other AFLAC or AFLAC Japan retirement or pension plans.

     On January l, l995, AFLAC entered into an employment agreement with Mr. Hidefumi Matsui. Mr. Matsui is to serve as President of AFLAC Japan (or, upon his removal, as a Senior Officer of AFLAC Japan) through 2004, subject to annual renewals thereafter by the mutual consent of the parties. He shall receive compensation in 1997 of 43,097,250 yen with annual adjustments thereafter in keeping with adjustments made in base salaries of other senior executive officers and shall be eligible for a short-term management incentive bonus with a target amount of at least 35% of the base salary.
Mr. Matsui shall participate in the Company's Stock Option Plans in the same manner as most AFLAC senior officers.

     Under the agreement, Mr. Matsui is eligible for full retirement benefits upon age 65 and may take voluntary early retirement with reduced benefits upon the approval of AFLAC. He shall be eligible for early retirement from ages 55 to 65 and may receive 50% of base salary as calculated on the day before retirement. Mr. Matsui is entitled to retirement benefits of 50% of base salary as calculated on the day before his retirement for total and permanent disability prior to age 65. His full retirement benefits (which are subject to annual adjustment for cost-of-living increases proportionate to those granted to senior officers of AFLAC Japan) consist of a choice between (i) 65% of his base salary on the day before retirement during the remainder of Mr. Matsui's life, or (ii) 90% of the amount specified in (i) above, paid to Mr. Matsui during the remainder of his life, with 1/2 of such amount to be paid to his spouse after his death, provided that if, at the time of his death his spouse is 55 or older, benefits shall be paid for her lifetime. If, however, his spouse is younger than 55, benefits shall be paid only for the shorter of 20 years or the surviving spouse's life. Mr. Matsui has agreed not to engage in any activity competitive with AFLAC while any benefits (including retirement benefits) are being paid to him by AFLAC. In consideration of the benefits contained in his agreement, Mr. Matsui has waived any rights to participate in any other AFLAC or AFLAC Japan retirement or pension plans. The estimated annual benefit payable upon a retirement age of 55 for Mr. Matsui is 23,751,571 yen.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Information is provided with respect to executive officers, Directors and/or members of their immediate families who were indebted to the Company or its subsidiaries, at any time since January 1, 1996, in excess of $60,000, as follows:

                     Largest
                     Aggregate                                      Amount
                      Amount                                     Outstanding
                   Outstanding                          Rate        as of
                      Since           Nature of          of      January 31,
Name (1)         January 1, 1996    Indebtedness       Interest      1997
----------------------------------------------------------------------------

Daniel P. Amos      $2,000,000     Term Stock Note(2)    6.00%   $2,000,000

Joey M. Loudermilk  $   36,45l     Stock Option Note(3)  5.58%   $   36,346
                    $   36,563     Stock Option Note(3)  5.47%   $   36,435

Minoru Nakai        $  235,530     Stock Option Note(3)  5.54%   $  115,467

Gary Stegman        $   65,163     Stock Option Note(3)  4.83%   $   32,407

(1) All of the named individuals were executive officers of the Company or one of its subsidiaries during 1996.

(2) Collateralized note accepted by the Company and secured by stock of the Company.

(3) Collateralized notes accepted by the Company in payment of stock options exercised.


     J. Shelby Amos, II, a Director of the Company, has been associated with AFLAC since 1973 and presently serves as Alabama/West Florida State Sales Coordinator. In 1996, he earned renewal and first-year commissions of $719,159 (before expenses) on collected premiums of $27,271,421, and he received $60,818 in 1997 in lieu of shares earned in 1996 under the AFLAC Associates' Stock Bonus Plan.

     In 1996, $250,265 was paid by AFLAC to a corporation of which Maria Theresa Amos Land, the sister of J. Shelby Amos, II, is the sole shareholder. This amount was earned as renewal commissions before expenses, on collected premiums of $9,167,644 by W. Donald Land, the deceased husband of Maria Theresa Amos Land who served as Florida State Sales Coordinator with AFLAC from 1975 until May 1990.

      State Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses that include travel, office expenses, incentives for district and regional sales coordinators and associates in their state, and recruiting and training costs. The compensation arrangements with J. Shelby Amos, II and
W. Donald Land were similar when contracted to those of other State Sales Coordinators.

                  2.  AMENDMENT OF ARTICLES OF INCORPORATION TO
                       INCREASE NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK


                     DESCRIPTION OF THE PROPOSED AMENDMENT

      The proposed amendment to Article IV of the Articles of Incorporation being submitted for shareholder approval would increase the number of shares of Common Stock which the Company is authorized to issue from one hundred seventy five (l75) million to four hundred (400) million. The full text of the proposed amendment is attached to this proxy statement as Appendix A and should be read carefully.

                    PURPOSES AND EFFECTS OF INCREASING THE NUMBER
                       OF AUTHORIZED SHARES OF COMMON STOCK

     As of February 25, 1997, there were 137,010,021 shares of Common Stock outstanding; 20,302,113 shares of Common Stock held in Treasury; 8,702,374 shares of Common Stock reserved for issuance pursuant to the 1982 and 1985 Stock Option Plans; 7,000,000 shares of Common Stock reserved for issuance pursuant to the AFLAC Incorporated 1997 Stock Option Plan (assuming that the proposed Plan is approved); and, 1,985,492 shares of Common Stock authorized, unissued and unreserved. The additional two hundred twenty five
(225) million shares of Common Stock to be authorized if this amendment is approved would increase the number of authorized, unissued and unreserved shares to 226,985,492. The additional shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. See "Description of Voting Rights."

      The Board of Directors believes that it is desirable to have the additional authorized shares of Common Stock available for possible future financing and acquisition transactions, stock dividends or splits and other general corporate purposes. However, at the date of this proxy statement, the Company has no agreements, commitments or plans with respect to the sale or issuance of any of the additional shares of Common Stock as to which authorization is sought.

     The additional shares of Common Stock would be available for issuance without further action by the shareholders and without the accompanying delay and expense involved in calling a special meeting of shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. The New York Stock Exchange (the "NYSE"), on which the issued shares of the Company's Common Stock are presently listed, generally requires shareholder approval as a prerequisite to listing shares when the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding by at least 20%. Failure to comply with the NYSE requirements could result in the delisting of the Company's Common Stock. The Company is also listed on the Pacific and Tokyo Stock Exchanges, which have similar rules.

     It should be noted that the issuance of additional shares of Common Stock could be disadvantageous to existing shareholders since such issuance might serve to dilute their percentage interest in the Company. Holders of Common Stock do not have pre-emptive rights to purchase any additional shares of Common Stock that may be issued.

                               VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding voting rights of Common Stock entitled to vote at the Annual Meeting of the Shareholders is required to approve the proposed amendment (see "Description of Voting Rights").

                 THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A
                      VOTE "FOR" THE INCREASE OF AUTHORIZED
                            SHARES OF COMMON STOCK


                      3.  PROPOSAL TO APPROVE THE AFLAC INCORPORATED
                                 1997 STOCK OPTION PLAN

     The Board has placed on the agenda of the annual meeting of shareholders a proposal for the shareholders of the Company to approve the AFLAC Incorporated 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan was adopted by the Board on February 11, 1997, subject to approval by the shareholders of the Company.

     The stock option plans of the Company are a principal component of the Company's executive compensation program. Stock options tie executive compensation directly to an increase in shareholder value, specifically the market price of the Common Stock. In this way options further align the interests of managers and shareholders and provide a meaningful incentive for management to maximize shareholder value.

     The 1997 Plan is being submitted for shareholder approval so that, among other reasons, options granted under the 1997 Plan that are intended to qualify as "performance-based compensation" under Section 162(m)of the Code may so qualify. Section 162(m) denies a deduction by an employer for certain compensation in excess of $1 million per year paid by publicly traded corporations to the following individuals who are employed at the end of the employer's taxable year ("Covered Employees"): the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer) for whom compensation disclosure is required under the Securities and Exchange Commission's proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. One of these requirements is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the shareholders prior to payment. Accordingly, if the 1997 Plan is approved by shareholders and the other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, certain compensation paid to Covered Employees pursuant to the 1997 Plan will not be subject to the deduction limit of Section 162(m).

     The 1997 Plan has been adopted to continue and enhance the effectiveness of the 1985 Stock Option Plan, which expired for the granting of options on February 1, 1997. The following description of the 1997 Plan is qualified in its entirety by reference to the complete text of the 1997 Plan, attached hereto as Appendix B. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the 1997 Plan.

                                    GENERAL

     The purposes of the 1997 Plan are to (i) encourage stock ownership in the Company by key employees and Directors of the Company and its Subsidiary Companies, (ii) afford an incentive to such individuals to further the growth and prosperity of the Company and its Subsidiary Companies, (iii) recruit and maintain such individuals and (iv) build a proprietary interest in the Company among the Company's non-employee Directors.

                               PLAN ADMINISTRATION

     The 1997 Plan will be administered by the Board (including the Executive Committee of the Board as to matters which such committee may lawfully exercise the powers of the Board) or a committee(s) of the Board (the "Committee"), the composition of which will at all times satisfy the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m), except as otherwise determined by the Board. The 1997 Plan provides that no member of the Board will be liable for any action or determination taken or made in good faith with respect to the 1997 Plan and provides for indemnification of the Board members by the Company in connection with actions under the 1997 Plan.

     The Board shall determine all questions of interpretation of the 1997 Plan or any options granted thereunder and such determinations shall be final and binding. Subject to the terms of the Plan, the Board or Committee has the right, among other things, to determine which eligible individuals will be granted options, whether such grants will be incentive stock options
(ISOs) under Section 422 of the Code or non-qualifying options (NQ options), the number of shares that may be purchased under each option, the Fair Market Value of the Common Stock at the time of an option grant, the exercise price of options granted, and the terms and provisions of individual option agreements (which need not be identical). The Board or Committee may also make any other determinations and establish any rules or policies consistent with the terms of the 1997 Plan as are necessary or advisable for administering such plan.

                         SHARES SUBJECT TO THE PLAN

     The maximum number of shares of Common Stock reserved for the grant of options under the Plan is 7,000,000, subject to adjustment as provided in the 1997 Plan, in the form of either ISOs or NQ options. Shares subject to an option grant that expires or is cancelled, surrendered or otherwise terminated before being exercised or otherwise ceases to be exercisable (and without regard as to whether such grant was an NQ option or ISO), will again be available for issuance under the 1997 Plan to the extent of such expiration, cancellation, surrender or termination, unless the 1997 Plan shall have been terminated.

     The 1997 Plan provides that the aggregate number of shares of Common Stock available for options under the plan, the shares subject to any option and the price per share shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock issued after the effective date of the 1997 Plan or of any shareholder-approved increase in the number of shares issuable under the plan resulting form the occurrence of certain changes in the capital structure of the Company.

                                 ELIGIBILITY

     Discretionary grants may be made to any full-time employee of the Company or of a Subsidiary Company who is determined by the Committee to be eligible for participation in the 1997 Plan, consistent with the purposes of the 1997 Plan. All full-time employees of the Company and the Subsidiary Companies are eligiable to participate. Automatic grants are made to non-employee Directors (including advisory Directors) pursuant to Article XIII of the 1997 Plan. Grants to any individual shall be limited to options to purchase no more than 700,000 shares of Common Stock during any three consecutive calendar year period. Such number shall be subject to adjustment upon the occurrence of certain changes in the capital structure of the Company. The aggregate Fair Market Value of stock for which ISOs may be granted to an individual that are exercisable for the first time in any one year may not exceed $100,000. Options may not be granted to employees or non-employee Directors who own more than 10% of the voting power of the Company or any subsidiary Company. Options may be granted for up to 10 years after the adoption of the 1997 Plan by the Board.

                          NON-EMPLOYEE DIRECTOR GRANTS

     The 1997 Plan will automatically make initial option grants for 10,000 shares of Common Stock to each non-employee Director (including any advisory Director) who is currently serving as a member of the Board of Directors on August 1, 1997. A second automatic grant will take place on August 1, 2002, to each non-employee Director (including any advisory Director) as of such date. In addition to these two automatic grants, any new non-employee Director after August l, 1997, including any advisory Director, will be automatically granted an option to purchase 10,000 shares of Common Stock upon appointment to the Board or upon election at any annual or special meeting of shareholders, if earlier. Options granted to non-employee Directors shall be NQ options with an exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant, and will become exercisable with respect to 20% of the shares of Common Stock covered thereby as of the date of the grant, with an additional 20% of the grant becoming exercisable as of each of the next four anniversaries of the date of grant to the extent the non-employee Director continues to be a Director as of such date; provided, however, that upon cessation of service by reason of retirement, a non-employee Director will become immediately vested in all outstanding options that have not yet expired. Each option granted to a non-employee Director shall have a term of 10 years; provided that upon cessation of membership on the Board for any reason other than retirement, options granted to such non-employee Director not then exercisable shall expire and options then exercisable may be exercised until the end of their respective terms. The exercise price of options automatically granted to non-employee Directors may be paid in cash or with the tender of shares of Common Stock (valued at current Fair Market Value).

                      OPTION TERMS FOR DISCRETIONARY GRANTS

     The exercise price of options granted must be no less than 100% of the Fair Market Value of the Common Stock on the date granted. The date of Board action approving a grant shall be deemed the date of grant. Except as provided for otherwise, options granted are exercisable for up to 10 years from the date of grant, are exercisable in their entirety immediately, and may be exercised all at one time or in parts. The exercise price of shares subject to an option may be paid in cash or, (if allowed by the terms of the grant,) in shares of Common Stock (valued at current Fair Market Value) or with a note from the option holder. Subject to such rules as may be adopted by the Committee, an option holder (other than a non-employee Director) who will incur federal, state or local income tax liability as a result of the exercise of an NQ option may, at his or her option, elect to have the Company withhold shares, or to transfer shares of Common Stock to the Company, to satisfy tax liabilities arising from the exercise of such options. These shares will be valued at Fair Market Value.

     In addition to the terms and conditions governing NQ options, ISOs awarded under the 1997 Plan must comply with the requirements set forth in
Section 422 of the Code.

     Upon termination of employment, an employee to whom an ISO has been granted may, at any time within three months after the date of termination but not later than the date of expiration of the option, exercise the option and still retain the tax benefits accorded such options. If an employee holding such an option terminates employment by reason of death or disability, the period for such exercise is 12 months. Options not exercised within these periods after termination of employment remain exercisable until their original expiration date unless provided for otherwise in the option agreement under rules adopted by the Committee, but no longer qualify for special tax treatment.

                             AMENDMENT; TERMINATION

     The Board or Committee by resolution may terminate, suspend, amend or revise the 1997 Plan with respect to any shares of Common Stock as to which options have not been granted, provided, however, that except for certain automatic anit-dilution amendments provided for in the 1997 Plan, no such amendment shall be effective without shareholder approval where such approval is required to comply with any law, regulation or stock exchange rule. Except as expressly authorized in the 1997 Plan, the Board may not alter or impair rights under any option previously granted under the 1997 Plan without the consent of the grantee of the option.

                                  MISCELLANEOUS

     In the event of (i) a liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company resulting in the conversion or exchange of outstanding Common Stock for cash or property or securities not issued by the Company, (iii) a sale, exchange or transfer of all or substantially all of the property of the Company or one of its business units to another party or (iv) the acquisition of all or substantially all of the outstanding voting shares of the Company by another party, the Board may arrange for the assumption by the acquiring entity of the Company's rights and obligations under outstanding options or the substitution of options for the acquiring entity's stock for such outstanding options. If the acquiring entity fails to make such assumption, the Board may allow the unexercisable portion of outstanding options to become fully exercisable prior to such corporate transaction. Options which are neither assumed nor substituted nor exercised prior to the date of the corporate transaction shall terminate as of the date of consummation of the corporate transaction.

     Options are not transferable by an optionee except by transfer pursuant to domestic relations orders and by will or the laws of descent and distribution. During the optionee's lifetime, the options are exercisable only by the optionee.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a discussion of certain federal income tax consequences relating to grants of options that may be made pursuant to the 1997 Plan.

                          NON-QUALIFIED STOCK OPTIONS

     In the case of an NQ option, an optionee generally will not be taxed upon the grant of an option. Rather, at the time of exercise of such NQ option (and in the case of an untimely exercise of an ISO), the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the purchase price. The Company will generally be entitled to a tax deduction at the time and in the amount that the optionee recognizes as ordinary income.

                           INCENTIVE STOCK OPTIONS

     In the case of an ISO, an optionee will generally be in receipt of taxable income upon the disposition of the shares acquired upon exercise of the ISO, rather than upon the grant of the ISO or upon its timely exercise; in such event, the Company will not be entitled to a tax deduction. If certain holding period requirements have been satisfied with respect to outstanding shares so acquired, taxable income will constitute long-term capital gain. The tax consequences of any untimely exercise of an ISO will be determined in accordance with the rules applicable to NQ options. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will generally be an item of tax preference for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

                             EXERCISE WITH SHARES

     An optionee who pays the purchase price upon exercise of an option, in whole or in part, by delivering already owned shares of Common Stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances relating to ISOs. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

     The foregoing summary constitutes a brief overview of the principal federal income tax consequences relating to options which may be granted under the 1997 Plan based upon current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

                         OPTION BENEFITS UNDER THE PLAN

     With respect to grants other than those made automatically to non-employee Directors of the Company, because participation in the 1997 Plan and the amount and terms of grants under the 1997 Plan are at the discretion of the Board or Committee (subject to the terms of the 1997 Plan), benefits under the 1997 Plan are not presently determinable. Compensation paid and other benefits (including options) granted to named executive officers of the Company for 1996 fiscal year are set forth in the Summary Compensation Table appearing on page 12 of this Proxy Statement. With respect to automatic grants to non-employee Directors that would occur pursuant to the 1997 Plan, Messrs. J. Shelby Amos, Michael H. Armacost, M. Delmar Edwards, George W. Ford, Joe Frank Harris, Elizabeth J. Hudson, Kenneth S. Janke, Sr., Charles B. Knapp, Hisao Kobayashi, Barbara K. Rimer, Henry C. Schwob,
J. Kyle Spencer and Glenn Vaughn, Jr. would each be eligible to receive a grant of 10,000 shares if they continue to serve as non-employee Directors of the Company as of August l, 1997, with receipt of a second grant of 10,000 shares on August l, 2002, if they continue to serve as non-employee Directors of the Company as of that date (in each case such grants would also be received by any other non-employee Directors serving at such date). The per-share market value of the Common Stock was $41.56 on February 25, 1997.

                  SHAREHOLDER APPROVAL; BOARD RECOMMENDATION

     Approval of the proposal requires the affirmative vote of holders of a majority of voting rights present in person or represented by proxy at the meeting.


         THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR"
               THE AFLAC INCORPORATED 1997 STOCK OPTION PLAN


                      4.  RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT AUDITORS


     The Board of Directors of the Company, in accordance with the recommendation of its Audit Committee, none of whom is an employee of the Company, has reappointed KPMG Peat Marwick LLP, Certified Public
Accountants, as independent auditors for the Company, subject to ratification by the shareholders.

     In connection with its audit of the Company's financial statements for the year ended December 31, 1996, included in the Company's Annual Report to Shareholders, KPMG Peat Marwick LLP reviewed the Company's filings with the Securities and Exchange Commission, the Tokyo Stock Exchange and the Ministry of Finance of Japan and conducted timely reviews of quarterly reports to shareholders.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the 1997 Annual Meeting of Shareholders with the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR"
                    RATIFICATION OF THE SELECTION OF SUCH FIRM
                     AS THE COMPANY'S INDEPENDENT AUDITORS

                                5. OTHER MATTERS


     Management does not intend to bring any other matter before the meeting, and does not know of any other matter that is proposed to be brought before the meeting. However, should any other matter properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their judgment on such matter.

                              SHAREHOLDER PROPOSALS

     For a shareholder's proposal to be included in the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Exchange Act and the proposal must be received by the Secretary of the Company by November 10, 1997.

                                 ANNUAL REPORT

     The Company has mailed a copy of its Annual Report to each shareholder entitled to vote at the 1997 Annual Meeting of Shareholders. A copy of the Company's Form 10-K is available at no charge to all shareholders. For a copy write to:

Kenneth S. Janke Jr.
Senior Vice President, Investor Relations
AFLAC Incorporated
Worldwide Headquarters
Columbus, Georgia 31999


                                     By Order of the Board of Directors,

                                             /s/ Joey M. Loudermilk
                                          -----------------------------
                                             Joey M. Loudermilk
                                                  Secretary

March 10, 1997

APPENDIX A

     The first sentence of Article IV shall be amended to read in its entirety as follows:

     The corporation shall have authority to issue four hundred million (400,000,000) shares of common stock having a par value of $.10 per share (the "Common Stock").

APPENDIX B
                              AFLAC INCORPORATED
                            1997 STOCK OPTION PLAN


I.        ESTABLISHMENT OF THE 1997 PLAN

          AFLAC Incorporated (hereinafter called the "Company") hereby establishes the 1997 Stock Option Plan (hereinafter called "1997 Plan") upon the terms and conditions hereinafter stated.

II.       PURPOSES OF THE 1997 PLAN

          The purposes of the 1997 Plan are: (1) to encourage stock ownership by selected key employees and directors of the Company;
          (2) to provide an incentive for such employees to expand and improve the growth and prosperity of the Company and its Subsid-iary Companies; (3) to assist the Company and its Subsidiary Companies in obtaining and retaining such employees and directors; and (4) to build a proprietary interest among the Company's Non-Employee Directors and thereby secure for the Company's shareholders the benefits associated with common stock ownership by those who will oversee the Company's future growth and success.

III.      DEFINITIONS

          A. "Advisory Director" means a director of the Company appointed as such by the Board pursuant to the by-laws of the Company.

          B. "Board" means the Board of Directors of the Company and includes the Executive Committee of the Board as to any matter in regard to which the Executive Committee may lawfully exercise the powers of the full Board.

          C. "Capital Stock" means shares of the common stock ($.10 par value) of the Company.

          D. "Code" means the Internal Revenue Code of 1986 (or any successor federal tax law) as from time to time amended.

          E. "Committee" means with respect to all Options, the Compensation Committee or any successor committee or other committee established by the Board pursuant to Article V(A) hereof, or the Board acting in lieu of the Compensation Committee or such other committee.

          F. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          G. "Fair Market Value" means the fair market value of the shares of Capital Stock as determined by the Committee in its sole discretion, provided, however, that if the shares of Capital Stock are admitted to trading on national securities exchanges, the Fair Market Value on any date shall be the average of the high and low sale prices as reported in THE WALL STREET JOURNAL for the shares of Capital Stock on such date or on the last day preceding such date on which a sale was reported.

          H. "Grantee" means an individual to whom an Option is granted under the 1997 Plan.

          I. "Non-Employee Director" means a director (including an Advisory Director) of the Company who is not an employee of the Company or any Subsidiary Company.

          J. "Option" means a right granted to purchase Capital Stock under the 1997 Plan. An Option may be either an Incentive Option or a Non-Qualifying Option (as both terms are defined in Article IV hereof).

          K. "Retirement" means the voluntary termination of employment, of an employee of the Company or one of its subsidiary companies, who has accrued at least fifteen (15) years of credited service as defined in the Company's pension and health plans and who will be eligible for the payment of retirement benefits upon obtaining a certain age as defined
               by the pension plans of the Company.   In the case of a
               Non-Employee Director, retirement means the termination of active participation as a member of the Board of Directors due to attainment of the mandatory retirement age as reflected in the AFLAC Incorporated Retirement Plan for Non-Employee Directors.

          L. "Subsidiary Company" means a subsidiary of the Company that, at the time of granting the Option in question, meets the definition of a "subsidiary corporation" in
               Section 424(f) of the Code.

IV.       TYPES OF OPTION

          The 1997 Plan provides for both:

          A. "Incentive Options;" that is, options intended to qualify as "incentive stock options" under the provisions of
               Section 422 of the Code, and

          B. "Non-Qualifying Options;" that is, non-qualified stock options that do not qualify as incentive stock options under the provisions of Section 422 of the Code.

V.        ADMINISTRATION OF THE 1997 PLAN

          A. The 1997 Plan shall be administered by the Board of Directors of the Company ("the Board") and/or by a duly appointed committee or committees of the Board having such powers as
               shall be specified by the Board.   The Committee shall be
               made up of not fewer than two directors of the Company who shall be appointed by and shall serve at the pleasure of the Board, each of whom shall meet all requirements for qualification as a "non-employee director" within the meaning of Rule 16b-3, promulgated under the Exchange Act ("Rule 16b-3") and shall meet the requirements for qualification as "outside directors" within the meaning of section 162(m) of the Code, in each case except as otherwise determined by the
               Board.   All questions of interpretation of the 1997 Plan or
               of any Options granted under the 1997 Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the 1997 Plan, and/or any Option. Any subsequent references herein to the Board shall also mean the committee(s) if such committee(s) has been appointed.

          B. The Board may grant Options under the 1997 Plan and shall have the authority, within the limitations of the 1997 Plan, to determine:
               1. which of the eligible individuals will be granted Options under the 1997 Plan,
               2. whether Incentive Options or Non-Qualifying Options are to be granted in a particular case,
               3. the number of shares that may be purchased under each Option,
               4. the Fair Market Value at the time of grant of the shares subject to each Option,
               5. the exercise price to be paid for shares subject to Options, such exercise price to be determined in accordance with Article IX, and
               6. the terms and provisions of individual option agreements (which need not be identical).

          C. The Board shall also have the power to make all other determinations, and to establish any rules, regulations or policies consistent with the terms of the 1997 Plan, necessary or advisable for administering the 1997 Plan, including policies concerning whether interruption of service for military or public service, leaves of absence, temporary assignment to other employment, or similar reasons shall constitute a termination or interruption of employment for purposes of the 1997 Plan.

          D. The decisions of the Board shall be final and binding. The date of Board action approving a grant of an Option shall be deemed the date of grant. No member of the Board shall be liable for any action taken, or determination made in good faith related to the 1997 Plan, and the Company shall indemnify, to the fullest extent permitted by law, any Board member for any expenses borne by him or her (including costs of any proceeding or threatened proceeding), or claim made against him or her, arising out of actions related to the 1997 Plan.

VI.       ELIGIBILITY

          The individuals to whom Options may be granted shall be full-time employees (including Directors who are employees) of the Company or of a Subsidiary Company. Pursuant to Article XIII hereof, automatic awards shall be granted to Non-Employee Directors. No Options shall be granted to an employee or director of the Company or of a Subsidiary Company who owns, directly or indirectly, more than 10% of the voting power of all classes of stock of either (i) the Company or (ii) any Subsidiary Company, and no Options shall be granted to any person who is not a Director of the Company or a full-time salaried employee of the Company or of a Subsidiary Company.

VII.      CAPITAL STOCK SUBJECT TO OPTION

          The aggregate number of shares of Capital Stock that may be issued pursuant to Options granted under the 1997 Plan shall not exceed 7,000,000 shares, subject to adjustments as hereinafter provided in Article XIX. If an Option as to any shares is surrendered before exercise, or expires, or is canceled, surrendered, or otherwise terminates for any reason without having been exercised in full, or for any reason ceases to be exercisable, the number of unpurchased shares covered thereby shall, unless the 1997 Plan shall have been terminated, again become available for the granting of Options under the 1997 Plan within the aggregate maximum stated above, without regard to whether the expired or terminated option was an Incentive Option or a Non-Qualifying Option. Notwithstanding the foregoing, grants of Options under the 1997 Plan, to any individual, shall be limited to Options to purchase no more than 700,000 shares of Capital Stock during any three consecutive calendar year period and the number of shares is subject to adjustment as hereinafter provided in Article XIX.

VIII.     DURATION AND TERM OF PLAN

          Subject to the other provisions of the 1997 Plan, all Options shall be granted, if at all, within ten (10) years from the date the 1997 Plan is adopted by the Board. Termination of the 1997 Plan either by reason of this Article or Board resolution under
          Article XX shall not affect any Options previously granted and such Options shall remain in effect until they have been fully exercised, are surrendered or expire by their terms.

IX.       EXERCISE PRICE

          The price to be paid on exercise for each share of Capital Stock purchasable under any Option granted under the 1997 Plan shall not be less than the Fair Market Value, thereof at the time the Option is granted. In determining such Fair Market Value the Board shall comply with such rules and regulations as may be promulgated by the Internal Revenue Service for such determinations concerning "incentive stock options" as defined in
          Section 422 of the Code.

X.        TERMS AND CONDITIONS OF THE OPTIONS

          Subject to the provisions of the 1997 Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Capital Stock that may be purchased under the Option, which number shall also be subject to adjustment as hereinafter provided in Article XIX, the option exercise price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Option or as a Non-Qualifying Option, and all other terms and conditions of the Option not inconsistent with the 1997
          Plan. Subject to the limitations of the 1997 Plan, as amended or modified from time to time, all Options granted under the 1997 Plan shall be evidenced by written stock option agreements specifying the number of shares of Capital Stock covered thereby, in such a form as the Board shall from time to time establish. The Board may condition the grant of any Option on execution by the Grantee of such written documents as it judges appropriate to evidence the Grantee's acceptance of such written stock option agreements, limits and conditions.

XI.       SPECIAL RULES FOR INCENTIVE OPTIONS

          Notwithstanding any other provision of the 1997 Plan, in the case of any Incentive Option granted under the 1997 Plan:

          A. The aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Capital Stock with respect to which Incentive Options (or other options qualifying as "incentive stock options" under Section 422 of the Code) are exercisable for the first time by the Grantee during each calendar year (under all option plans of the Company and its Subsidiary Companies) shall not exceed $100,000 as computed in accordance with Section 422 of the Code and the regulations thereunder.

          B. If any Grantee disposes of shares of Capital Stock acquired on the exercise of an Incentive Option by sale or exchange either:
               1.   within two years after the date of the grant of the
                    Option under which such shares were acquired, or
               2.   within one year after the transfer of the shares so
                    acquired,
               such Option will no longer qualify for the favorable tax treatment provided to an "incentive stock option" (within the meaning of Section 422 of the Code). In such event, the Grantee shall promptly notify the Company of such disposition and of the amount realized and of the adjusted basis in such shares.


XII.      EXERCISABILITY AND DURATION OF OPTIONS

          A. Exercisability. Unless an Option provides otherwise, each Option granted under the 1997 Plan shall be exercisable in its entirety immediately on the date of grant.

          B. Duration of Exercisability. Unless an Option provides otherwise, the unexercised portion of any Option granted under the 1997 Plan shall automatically and without notice terminate and become null and void on the earliest to occur of the following:
               1. Ten years from the date of grant or the expiration of such shorter period of time as the Option may provide;
               2.   a.  In the case of an Incentive Option, three months
                        following the date of termination of the Grantee's employment with the Company, or 12 months in the case of:
                        (i)  an employee who is disabled (within the
                             meaning of Section 422(c)(6) of the Code) on the date of termination, or
                        (ii) an employee whose death occurs during his or
                             her employment with the Company.
                    b. Unless an Option provides otherwise, Incentive Options not exercised prior to the dates specified in Article XII(B)(2)(a) remain exercisable until the date determined in accordance with Article

                        XII(B)(1), but will not qualify for the favorable tax treatment provided for incentive stock options within the meaning of Section 422 of the Code.

XIII.     NON-EMPLOYEE DIRECTOR OPTIONS

          Notwithstanding any of the other provisions of the 1997 Plan to the contrary, the provisions of this Article XIII shall apply only to grants of Options to Non-Employee Directors.
          Except as set forth in this Article XIII, the other provisions of the 1997 Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Article.
          For purposes of interpreting the applicable provisions of the 1997 Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company or its Subsidiary Companies.

          A. General. Non-Employee Directors shall receive Non-Qualifying Options in accordance with this Article and may not be granted Incentive Options under the 1997 Plan. The purchase price per share of Capital Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share of Capital Stock on the date of grant. No Option agreement with any Non-Employee Director may alter the provisions of this Article, and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

          B. Initial Grants. As of August 1, 1997, and August 1, 2002, each Non-Employee Director as of such dates shall be granted automatically, without action by the Board, an Option to purchase 10,000 shares of Capital Stock.

          C. Grants to New Non-Employee Directors. Each Non-Employee Director who, after August 1, 1997, is elected to the Board for the first time by the stockholders of the Company at any special or annual meeting of stockholders or, if earlier, is appointed to the Board, will, at the time such Non-Employee Director is elected or appointed
               (as the case may be) and duly qualified, be granted as of said date automatically, without action by the Committee, an Option to purchase 10,000 shares of Capital Stock.

          D. Vesting. Each Option shall be exercisable as to 20% of the shares of Capital Stock covered by the Option as of the date the Option is granted, and an additional 20% of the shares of Capital Stock covered by the Option on each of the first four anniversaries of the date the Option is granted; provided, however, that upon a Non-Employee Director's cessation of service by reason of retirement, such Non-Employee Director's Option shall be 100% vested and immediately exercisable. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

          E. Duration. Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall be for a term of 10 years. Upon the cessation of a Non-Employee

               Director's membership on the Board for any reason other than retirement, Options granted to such Non-Employee Director not then exercisable shall expire, and Options to the extent then exercisable may be exercised until the expiration of the respective terms of such Options. The Board may not provide for an extended exercise period beyond the periods set forth in this Article XIII(E).

XIV.      NON-ASSIGNABILITY

          Options shall not be transferable by a Grantee except by transfers pursuant to domestic relations orders, by will or by the laws of descent and distribution, and during a Grantee's lifetime shall be exercisable only by such Grantee. In the case of transfers pursuant to domestic relations orders, due to the non-employment by the Company of such spouse, both ISO and NQ Options covered by such orders will not be surrendered to the Company, but will be amended by such orders and that the spouse's portion of such Options, which are covered by such Orders, will be treated as NQ Options, but will not be available for the withholding of shares for the payment of federal and state taxes as pursuant to Article
          XV. Options that are transferred by will or by the laws of descent and distribution may be exercised after the Grantee's death only by his or her executors or administrators, or by the person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of the Grantee.


XV.       PAYMENT FOR SHARES

          A. Payment in full of the purchase price for the shares purchased pursuant to the exercise of any Option shall be made, in accordance with Article XVI, upon exercise of the Option. All shares sold under the 1997 Plan shall be fully paid and non-assessable.

          B.   The terms of any Option granted under the 1997 Plan
               (other than Options granted to Non-Employee Directors pursuant to Article XIII hereof), may, but need not, include an arrangement whereby the Grantee may, upon exercise of an Option, borrow all or an established part of the purchase price from the Company on such terms described in the Option agreement, consistent with applicable law or regulations, as the Board shall from time to time determine. The principal amount of any such loan shall bear interest at a rate such that there is neither a necessity to avoid "imputed interest" under Section 483 of the Code nor "foregone interest" under Section 7872 of the Code.

          C. The terms of the Options granted to Non-Employee Directors pursuant to Article XIII hereof shall permit Non-Employee Directors, upon exercise of their Options, to pay the purchase price by tender of shares of Capital Stock of the Company owned by such Non-Employee Directors. The terms of any Option granted under the 1997 Plan to any other Grantee, may, but need not, permit the Grantee, under procedures established by the Committee, upon exercise of an Option, to pay the purchase price by tender of shares of Capital Stock of the Company owned by the Grantee. In either case, the current Fair Market Value of the shares tendered as of the date of the Company's receipt of notice of exercise, given pursuant to Article XVI(A), shall be treated as payment of the corresponding amount of the purchase price of the shares being acquired under the Option.

          D. Subject to such rules as may be adopted by the Committee, a Grantee (other than a Non-Employee Director) who will incur federal, state or local income tax liability as a result of the exercise of a Non-Qualifying Option may, at his or her option, elect to have the Company withhold, or to transfer to the Company, on the date that the amount of such tax liability is determined, shares of Capital
               Stock of the Company equal in market value to an amount not exceeding the maximum amount payable under federal, state and local marginal tax rates applicable to the Grantee and the particular Option exercise transaction. The election must be made on or before the date that the amount of tax to be withheld is determined. The value of the shares of Capital Stock to be withheld by, or transferred to, the Company shall be valued at Fair Market Value as of the date that the amount of the tax is determined.

XVI.      MANNER OF EXERCISE

          A. To exercise an Option granted under the 1997 Plan as to all or part of the shares covered thereby, a Grantee (or after his or her death, the person authorized to exercise the Option, as provided in Article XII) if unable to do so in person, shall deliver written notice of such exercise to the Company official designated by the Board (or, in the absence of such designation, to the Secretary of the Company). The notice shall identify the Option being exercised and specify the number of shares then being purchased. The date of receipt of such notice shall be deemed the date of exercise.

          B. The notice of exercise shall be accompanied by payment of the amount of the aggregate purchase price of the shares being purchased under the Option being exercised in one of the following forms:

               1. A check, wire transfer or money order payable to the order of the Company for such amount;
               2. If the terms of the Option being exercised expressly permit borrowing from the Company for exercise of the Option, the Grantee's note for such amount, such note to include such terms, including terms related to time of payment and interest, and to be in such form, as is prescribed by the Board, consistent with the terms of the Option; or
               3. If the terms of the Option being exercised expressly permit payment with shares of Capital Stock for exercise of the Option, tender of shares of Capital Stock of the Company with Fair Market Value on the date of exercise equal to or exceeding such amount,
                    such tender to be made in conformity with the
                    applicable terms of the Option and with such
                    requirements as the Board may prescribe. In the case of an exercise of a Non-Qualifying Option, the tender of such shares may be performed by:
                   (a) The actual delivery of Capital Stock in certificate form, or in the case of the grantee being a registered shareholder of record holding, his or her shares in certificate form or deposited in the Dividend Reinvestment or Stock Purchase Plans of the Company, or
                   (b)   the execution of a written statement of
                         such ownership of said shares, whereby the exercise of the Option may be performed by a net issue transaction of the net new shares from the Option into the Capital Stock Transfer System of the Company.

          C. The Board shall have full authority to direct the proper officers of the Company to issue or transfer shares of Capital Stock pursuant to the exercise of an Option granted under the 1997 Plan. As soon as practicable after its receipt of such notice and payment, the Company shall cause the shares so purchased to be issued to the Grantee or to the person authorized to exercise the Option after his or her death, as the case may be, and shall promptly thereafter cause one or more certificates for such shares to be be delivered to such Grantee or other person. The holding periods referred to in Article XI(B)(1) and (2) shall be measured from the date of issuance.

XVII.     VOTING AND DIVIDEND RIGHTS

          No Grantee of any Option shall have any voting or dividend rights or any other rights of a stockholder in respect of any shares of Capital Stock covered by an Option prior to the time that his or her name is recorded on the Company's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

XVIII.     CONDITIONS ON GRANTEE'S SALE OF SHARES

          A. Unless the Company has filed an effective Registration Statement pursuant to the Securities Act of 1933 covering the shares offered under the 1997 Plan, each Grantee purchasing shares shall be required to represent to the Company at that time that he or she is acquiring such shares for investment purposes and not with a view to their sale or distribution, and each certificate for such shares shall have printed or stamped thereon appropriate language, as determined by the Board, stating such restriction.

          B. The Board may in its discretion require the Grantee, on any exercise of an Option granted hereunder or any portion thereof and as a condition to the Company's obligation to accept the notice of exercise and to deliver certificates representing the shares subject to exercise, to take such action as is, in its sole judgment, necessary or prudent to ensure that issuance of the shares of Capital Stock pursuant to exercise of the Option will be in compliance with applicable law.

XIX.      EFFECT OF CHANGE IN CAPITAL STOCK

          The aggregate number of shares of Capital Stock available for Option under the 1997 Plan, the shares subject to any Option, the maximum number of shares subject to Options granted to any individual during any three consecutive year period pursuent to
          Article VII, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of shares of Capital Stock issued subsequent to the effective date of the 1997 Plan or the effective date of any shareholder-approved increase in the number of shares available for issuance under Options granted under the 1997 Plan, in either case, resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend or other increases or decreases in such shares effected without receipt of consideration by the Company. A change in the number of shares, and/or a change in the price per share, subject to an Option shall also be made in order to reflect any reduction in the Fair Market Value of shares subject to an Option in any case in which (a) such reduction arises on account of a "corporate transaction" as defined in Treasury Regulations Section 1.425-1(a)(1)(ii), (b) the excess of the aggregate Fair Market Value (determined immediately after such corporate transaction) of the shares subject to the Option immediately after such change over the aggregate new Option exercise price of such shares is not more than the excess of the aggregate Fair Market Value of the shares subject to the Option immediately before the transaction over the aggregate former Option price of such shares, (c) the ratio of the Option exercise price to the Fair Market Value of the stock subject to the Option immediately after the corporate transaction is not more favorable to the Grantee on a share-by-share comparison than the ratio of the old Option exercise price to the Fair Market Value of the stock subject to the Option immediately before such transaction,
          (d) the Option after such change does not give the Grantee additional benefits that he or she did not have before such change, and (e) in the case of an Incentive Option, such change does not constitute a modification of the Option within the meaning of Section 424 of the Code. If the Company or a Subsidiary Company issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies, the per share Option price, the date or dates of exercise and the other provisions of such Option shall be fixed by the Board so as to meet the requirements of that section.

XX.       AMENDMENT AND DISCONTINUANCE

          The Board or the Compensation Committee established by the Board or any subsequent Committee appointed pursuant to Article V(A) hereof, by resolution, may terminate, suspend, amend or revise the 1997 Plan with respect to any shares of Capital Stock, as to which Options have not been granted, provided, however, that no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule. The Board or Committee may not, without the consent of the Grantee of an Option, alter or impair rights under any Option previously granted under the 1997 Plan except as expressly authorized herein.

XXI.      EMPLOYMENT RIGHTS

          Neither the 1997 Plan, nor the grant of any Options hereunder, nor any action taken by the Board or any Committee in connection with the 1997 Plan, shall create any right on the part of any person to continue in the employ of (or as a director of) the Company or a Subsidiary Company, or affect the right of the Company to terminate a Grantee's employment (or directorship) at any time, subject to the provisions of law or any contract of employment between the Company and the Grantee.


XXII.     GOVERNING LAW

          A. All references to a provision of a statute or regulation incorporate subsequent amendments and apply also to corresponding successor provisions, however denominated.

          B. The 1997 Plan and all Options granted under the 1997 Plan shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that federal law is controlling, and provided that the terms of the 1997 Plan and all Options granted under it shall be construed so as to qualify for exemption under Rule
               16b-3 and, in the case of any Incentive Options, for treatment as an incentive stock option under Section 422 of the Code.

XXIII.    CORPORATE REORGANIZATION

          In the event of (a) a liquidation of the Company, (b) a reorganization, merger, or consolidation of the Company as a result of which the outstanding Capital Stock of the Company is changed into or exchanged for cash or property or securities not of the Company's issue, (c) a sale, exchange, or transfer of all or substantially all of the property of the Company, or one of its business units, to another person or corporation, or (d) the direct or indirect acquisition of all or substantially all of the outstanding voting shares of the Company by another person or corporation, the Board may, in its sole discretion, arrange with the surviving, continuing successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to assume the Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume the Company's rights and obligations under or substitute for such outstanding Options, the Board may, in its sole discretion, provide that any unexercised portion of the outstanding Options shall be fully exercisable as of a date prior to such corporate transaction, as the Board so determines. Any Options that are neither assumed or substituted for by the Acquiring Corporation in connection with the corporate transaction nor exercised as of the date of the corporate transaction shall terminate and cease to be outstanding effective as of the date of the consummation of the corporate transaction.

XXIV.     EFFECTIVE DATE OF THE PLAN

          The 1997 Plan will become effective on February 11, 1997, the date of adoption by the Board of Directors, subject, however, to the approval by the Company's shareholders within twelve (12) months thereafter, such approval to be manifested by a vote sufficient to satisfy the federal tax requirements then in effect related to shareholder approval of stock option plans under the rules for incentive stock options and any stock exchange requirements, respectively.

APPENDIX C                                                        PROXY
                             AFLAC INCORPORATED
                           Worldwide Headquarters
                1932 Wynnton Road, Columbus, Georgia 31999
                __________________________________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul S. Amos, Daniel P. Amos and Joey M. Loudermilk as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AFLAC Incorporated held of record by the undersigned on February 25, 1997, at the Annual Meeting of the Shareholders to be held on Monday, May 5, 1997, at 10:00 a.m., or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.  Election of seventeen Directors of the Company.

    To vote your Shares for ALL Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "exceptions" box.

    *EXCEPTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

                                         For      Withheld      Exceptions*
                                      ________    ________       ________

 1. Paul S. Amos             7. Joe Frank Harris       13. E. Stephen Purdom
 2. Daniel P. Amos           8. Elizabeth J. Hudson    14. Barbara K. Rimer
 3. J. Shelby Amos, II       9. Kenneth S. Janke, Sr.  15. Henry C. Schwob
 4. Michael H. Armacost     10. Charles B. Knapp       16. J. Kyle Spencer
 5. M. Delmar Edwards, M.D. 11. Hisao Kobayashi        17. Glenn Vaughn, Jr.
 6. George W. Ford, Jr.     12. Yoshiki Otake

2.  Amendment of Article IV of the Company's      For     Against   Abstain
    Articles of Incorporation, to increase
    the Company's authorized shares of $.10
    par value Common Stock from 175,000,000
    shares to 400,000,000 shares.               _______   _______   _______

3.  Adoption of the AFLAC Incorporated 1997       For     Against   Abstain
    Stock Option Plan.                          _______   _______   _______

4.  Ratification of appointment of KPMG Peat      For     Against   Abstain
    Marwick LLP as independent auditors.        _______   _______   _______

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

     (PLACE LABEL HERE)
                               Sign here as name(s) appears on account:
                               X ___________________________________________
                               X ___________________________________________
                               Date _________________________________, 1997

  COMPLETE THE PROXY,        Please sign exactly as name appears on account.
  TURN THE PROXY OVER,       When shares are held by joint tenants, both
  READ DESCRIPTION OF        must sign.  When signing as attorney, executor,
  VOTING RIGHTS AND          administrator, trustee or guardian, please give
  COMPLETE, SIGN AND         full title as such.  If a corporation, please
  DATE THE AFFIDAVIT         sign in full corporate name by President or
  IF APPLICABLE.             other authorized officer.  If a partnership,
                             please sign in partnership name by authorized person.


                          DESCRIPTION OF VOTING RIGHTS

    In accordance with the Company's Articles of Incorporation, shares of Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to ten votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share UNLESS this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. SHAREHOLDERS DESIRING TO REBUT THIS PRESUMPTION SHOULD COMPLETE AND EXECUTE THE AFFIDAVIT BELOW. THE BOARD OF DIRECTORS RESERVES THE RIGHT TO REQUIRE EVIDENCE TO SUPPORT THIS AFFIDAVIT.



AFFIDAVIT

UNDER THE PENALTIES OF PERJURY, I DO SOLEMNLY SWEAR THAT I AM ENTITLED TO THE NUMBER OF VOTES SET FORTH BELOW BECAUSE
____________________________________________________________________________
____________________________________________________________________________

I agree to provide evidence to _____ Shares @ 1 Vote/Share = _____ Votes support this statement at the _____ Shares @ 10 Votes/Share = _____ Votes
request of the Company.                                  Total = _____ Votes
Sign here  X ___________________________
           X ___________________________ Date _________________, 1997

APPENDIX D                                                           PROXY
                             AFLAC INCORPORATED
                           Worldwide Headquarters
                1932 Wynnton Road, Columbus, Georgia 31999
                __________________________________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul S. Amos, Daniel P. Amos and Joey M. Loudermilk as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AFLAC Incorporated held of record by the undersigned on February 25, 1997, at the Annual Meeting of the Shareholders to be held on Monday, May 5, 1997, at 10:00 a.m., or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.  Election of seventeen Directors of the Company.

    To vote your Shares for ALL Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "exceptions" box.

    *EXCEPTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

                                         For      Withheld      Exceptions*
                                        _____       _____          _____

  1. Paul S. Amos             7. Joe Frank Harris      13. E. Stephen Purdom
  2. Daniel P. Amos           8. Elizabeth J. Hudson   14. Barbara K. Rimer
  3. J. Shelby Amos, II       9. Kenneth S. Janke, Sr. 15. Henry C. Schwob
  4. Michael H. Armacost     10. Charles B. Knapp      16. J. Kyle Spencer
  5. M. Delmar Edwards, M.D. 11. Hisao Kobayashi       17. Glenn Vaughn, Jr.
  6. George W. Ford, Jr.     12. Yoshiki Otake

2.  Amendment of Article IV of the Company's      For     Against   Abstain
    Articles of Incorporation, to increase
    the Company's authorized shares of $.10
    par value Common Stock from 175,000,000
    shares to 400,000,000 shares.               _______   _______   _______

3.  Adoption of the AFLAC Incorporated 1997       For     Against   Abstain
    Stock Option Plan.                          _______   _______   _______

4.  Ratification of appointment of KPMG Peat      For     Against   Abstain
    Marwick LLP as independent auditors.        _______   _______   _______

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

ACCT.#          PROXY #                 TOTAL SHARES
According to the records      Sign here as name(s) appears on account:
of the Company you are        X ____________________________________________
entitled to the following     X ____________________________________________
number of votes:              Date _________________________________, 1997
                           Please sign exactly as name appears on account.
    VOTING RIGHTS          When shares are held by joint tenants, both must
                           sign.  When signing as attorney, executor, admin-
                           istrator, trustee or guardian, please give full
   ________________        title as such.  If a corporation, please sign in
                           full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           If you do not agree with the voting rights, check here ____ and complete, sign and date the reverse side.

                          DESCRIPTION OF VOTING RIGHTS

    In accordance with the Company's Articles of Incorporation, shares of Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to ten votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share UNLESS this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. SHAREHOLDERS DESIRING TO REBUT THIS PRESUMPTION SHOULD COMPLETE AND EXECUTE THE AFFIDAVIT BELOW. THE BOARD OF DIRECTORS RESERVES THE RIGHT TO REQUIRE EVIDENCE TO SUPPORT THIS AFFIDAVIT.

     ONLY IF YOU DO NOT AGREE WITH THE VOTING RIGHTS shown on the front of this Proxy should you complete the following:

AFFIDAVIT
UNDER THE PENALTIES OF PERJURY, I DO SOLEMNLY SWEAR THAT I AM ENTITLED TO THE NUMBER OF VOTES SET FORTH BELOW BECAUSE
____________________________________________________________________________
____________________________________________________________________________

I agree to provide evidence to _____ Shares @ 1 Vote/Share = _____ Votes support this statement at the _____ Shares @ 10 Votes/Share = _____ Votes
request of the Company.                                  Total = _____ Votes
Sign here  X ___________________________
           X ___________________________ Date _________________, 1997